SUBLEASE AGREEMENT

July The SUBLEASE AGREEMENT (this "Sublease" or this "Agreement") made and entered into as of the ~~22nd~~ 14th day of ~~June~~, 2011, by and between AirSure Limited, LLC, a Colorado limited liability company (the "Sublessor"), and Asset Intelligence, LLC (the "Sublessee"), a Delaware limited liability company.

WITNESSETH:

WHEREAS, Sublessor is the tenant under a certain lease agreement dated March 18, 2008 (the "Master Lease", as the same may be hereafter amended or supplemented as permitted by this Sublease), for the premises consisting of Suite 550 (the "Premises") in the building known as Granite Park Two located at 5700 Granite Parkway, Plano, Texas 75024 (the "Building") with GP Park II, LLC (the "Master Landlord") as landlord; and

WHEREAS, the Premises is more particularly set forth in Exhibit A attached hereto; and

WHEREAS, attached hereto as Exhibit B is a true, correct and complete copy of the Master Lease and except as otherwise expressly set forth in this Sublease, the Master Lease is incorporated herein by this reference; and

WHEREAS, Sublessor desires to sublet to Sublessee and Sublessee desires to rent from Sublessor the Premises, which the parties agree consists of approximately 11,482 rentable square feet on the fifth floor of the Building; and

WHEREAS, as a condition to Sublessor entering into the Sublease, and as an essential part of the consideration therefor, Sublessor has required I.D. Systems, Inc. (the "Guarantor"), a Delaware corporation and sole member of Sublessee to enter into the Guaranty attached hereto as Exhibit C; and

WHEREAS, the Guarantor owns all of the beneficial ownership interest in Sublessee and will derive special benefit from Sublessor entering into this Lease.

Capitalized terms used in this Sublease and not defined shall have the meanings given to them in the Master Lease.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein set forth, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

1. Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby rents the Premises from Sublessor, pursuant to the terms and conditions set forth in this Sublease.

2. Term of Sublease. This Sublease shall be for a term (the "Term") which commences on the Commencement Date (as defined below) and ends on the Expiration Date (as defined below), unless sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law. In this Sublease, "Lease Year" shall mean a period of 12 consecutive months during the Term. For purposes herein, the "Commencement Date" shall mean October 1, 2011 and the "Expiration Date" of the Sublease shall be September 30, 2015.

3. Basic Rent.

(a) In consideration for the sublease granted by this Agreement and as basic rent for the Premises during the Term of this Sublease, Sublessee shall pay to Sublessor the amount of Seven Hundred Ninety Six Thousand Five Hundred Sixty-three and 72/100 dollars ($796,563.72) (the "Basic Rent") payable as follows:

Months during the Term:	Amount (per month):
October 1, 2011 through December 31, 2011	$0.00
January 1, 2012 through Expiration Date	$17,701.42

plus, for the period of January 1, 2012 through the Expiration Date a pro rata share of the Operating Expenses allocable to the Premises as provided in Section 4(c) below, payable in advance on the first day of each month during the Term hereof, without demand therefor, at the address of Sublessor set forth on the signature page of this Sublease, without any set-off or deduction whatsoever, except as otherwise expressly set forth in this Sublease. If the Commencement Date is on a date which is not the first day of the calendar month, the monthly installment of the Basic Rent shall be prorated according to the number of days remaining in the month divided by the actual number of days in that month. Similarly, if the Term shall end on a date which is not the last day of the calendar month, the monthly installment of Basic Rent shall be prorated according to the number of days in the month during which this Sublease shall have been in full force and effect divided by the actual number of days in that month.

(b) Rent Commencement Date. The first Lease Year shall commence on the Commencement Date, but Sublessee shall commence paying Basic Rent to Sublessor on January 1, 2012 (the "Rent Commencement Date"). The first month's payment of Basic Rent in the amount of Seventeen Thousand Seven Hundred One and 42/100s dollars ($17,701.42) shall be paid to Sublessor on or before January 1, 2012. Thereafter, all Basic Rent and Additional Rent payments by Sublessee shall be paid in accordance with the terms and conditions herein.

4. Additional Rent.

(a) Sublessee shall pay to Sublessor all other charges due from Sublessor to Master Landlord under the Master Lease as billed to Sublessor by Master Landlord pursuant to the Master Lease solely with respect to the Premises (all such charges, "Additional Rent"), whether or not designated as "additional" rent, within two days of Sublessee's receipt of notice thereof. Sublessor shall have the same rights and remedies for Sublessee's failure to pay any Additional Rent as for Sublessee's failure to pay any Basic Rent. Sublessee's failure to pay any component of Basic Rent on or before the date upon which such sum is due and to pay any component of Additional Rent within three days of the date upon which such sum is due shall thereafter accrue interest and late fees in accordance with Section 2.4 of the Master Lease.

(b) Notwithstanding anything to the contrary in the Master Lease, Sublessee shall pay the electrical utility provider directly for electricity consumed in the Premises on or prior to the 10th day after the date such electrical utility provider provides Sublessee with an invoice therefor.

(c) Notwithstanding anything to the contrary in this Sublease or in the Master Lease, commencing on January 1, 2012 and continuing during the Term hereof, Sublessee shall pay Sublessor as Additional Rent the difference between (i) the then-effective Operating Expenses payable by Sublessor, as provided in Section 2.2 of the Master Lease, and (ii) the Operating Expenses required to be paid by Sublessor pursuant to Section 2.2 of the Master Lease with respect to the Operating Expense year ending December 31, 2011 ("Sublessee's Operating Expense Payment") within two days after Sublessor shall have furnished Sublessee with written notice thereof, together with a copy of any written notice from the Master Landlord concerning the Operating Expenses.

5. Security Deposit.

(a) Sublessee's Obligations. Sublessee, on the date hereof, shall deposit with Sublessor, as security for the performance of Sublessee's obligations under this Sublease, the sum of Thirty Five Thousand Four Hundred Two and 84/100s dollars ($35,402.84) (the "Security Deposit"). If any Default under this Sublease or under Section 13.1 of the Master Lease occurs and is continuing, then Sublessor may use all or any portion of the Security Deposit and apply the same (i) to the payment of any Rent that then remains unpaid, or (ii) to any damages to which Sublessor is entitled hereunder and that Sublessor incurs by reason of such Default. If Sublessor so uses any part of the Security Deposit, then Sublessee, within 10 days of demand, shall deliver to Sublessor such amount so that Sublessor has the full amount of the Security Deposit on hand at all times during the Term. If Sublessee fails to deliver to Sublessor such amount within 15 days, then Sublessor, in addition to Sublessor's other rights at law, in equity or as otherwise set forth herein, shall have the right to retain the Security Deposit. Nothing contained in this Section 5 limits Sublessor's rights or remedies in equity, at law, or as otherwise set forth herein.

(b) Return of Security. Sublessor shall return to Sublessee the Security Deposit (to the extent not theretofore used for payment in accordance with the terms hereof) within 45 days after the expiration or earlier termination of the Term.

6. Sublessor's Work.

(a) Sublessor Work. Sublessee acknowledges that it has made a full and complete inspection of the Premises, and agrees, subject to the terms of this Section 6, to accept the same on the Commencement Date in its present "As-Is" condition, except for latent defects or hazardous conditions which are not the responsibility of the Master Landlord under the Master Lease.

(b) As-Is. Sublessee acknowledges that neither Master Landlord, Sublessor, nor Sublessor's agent(s), have made any representations or promises regarding the Premises. The acceptance of possession of the Premises by Sublessee shall be conclusive evidence as against Sublessee that, except for latent defects or hazardous conditions, the Premises were in good and satisfactory condition at the time such possession was taken. It shall be conclusive evidence as against Sublessee that there are no latent defects or hazardous conditions if the Sublessee has not provided Sublessor with written notice of any latent defects or hazardous conditions within 30 days of the Commencement Date. Notwithstanding anything to the contrary contained herein, neither Sublessor nor Master Landlord shall have any responsibility for any liability or for any latent defects or any hazardous condition that is caused by Sublessee or occurs as a result of any Installations by Sublessee pursuant to Section 6(d) hereof.

(c) Surrender at End of Term. At the end of the Term of this Sublease, whether by expiration or prior termination as herein provided, Sublessee shall surrender the Premises to Sublessor in the condition required by the Master Lease and broom clean, and in good order and condition, ordinary wear and tear and damage by casualty excepted, and Sublessee shall remove all of its personal property and repair any damage caused by such removal. Sublessee's obligation to observe or perform this covenant shall survive the expiration or prior termination of this Sublease. Sublessee shall indemnify, defend and hold Sublessor harmless of, from and against any liability under the Master Lease occurring solely because of Sublessee's failure to timely vacate the Premises or solely because of Sublessee's failure to surrender the Premises as required herein or under the Master Lease.

(d) Alterations. Sublessee shall have no right to make any additions, alterations or changes to the Premises (other than Minor Alterations, as such term is defined in the Master Lease) without the express prior written consent of Master Landlord and the Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, in the event Sublessee shall perform any Installations, as such term is defined in the Master Lease, then prior to commencing such Installations, Sublessee shall enter into an amendment to this Sublease and the Master Lease which shall require the restoration of the Premises solely in connection with such Installations to be an obligation of the Sublessee, but only to the extent that Master Landlord conditions its consent to such Installations upon such restoration.

(e) Notwithstanding anything contained in this Sublease to the contrary, it is understood and agreed that all of the obligations, work, repairs and services to be performed, made and furnished by the Master Landlord pursuant to any provisions of the Master Lease, which provisions are incorporated herein by reference, will in fact be performed and furnished by the Master Landlord and not by Sublessor. Sublessor shall in no event be liable to Sublessee nor shall Sublessee's obligations hereunder be impaired or the performance thereof be excused, nor shall the same constitute an actual or constructive eviction, because of any failure or delay on the Master Landlord's part in performance of any such obligations, furnishing any such work or services or in making any such repairs unless the same is caused by the gross negligence or intentional acts of Sublessor. Notwithstanding the foregoing, if Master Landlord shall fail to comply with any of its obligations under the Master Lease, then Sublessee shall be subrogated to the rights of Sublessor to enforce the obligations of Master Landlord under the Master Lease insofar as such obligations relate to the Premises. Without limiting the generality of the foregoing, if the Master Landlord shall default in any of its obligations to Sublessor with respect to the Premises, Sublessee shall have the right in its own name, that of Sublessor, or both, to bring an action or proceeding with respect to such default, at Sublessee's sole cost and expense, and Sublessee hereby is subrogated to the rights of Sublessor against Master Landlord. Sublessor agrees to take such steps as Sublessee may reasonably request to cooperate with Sublessee in any such legal proceeding or action.

(f) Other than the Herman Miller AO2 Workstations and Task Chairs being acquired by Sublessee pursuant to a separate bill of sale and which shall be left on the Premises, Sublessor shall remove all of its furniture and personal property from the Premises, at Sublessor's sole cost and expense, prior to the Commencement Date.

(g) Sublessee shall be responsible for maintenance and repair of the Premises and the Building to the same extent of the obligations of "Tenant" as described in the Master Lease.

7. Sublessee's Work.

(a) Sublessee may hereafter perform work within the Premises ("Sublessee's Work") in accordance with the terms and conditions of the Master Lease and obtaining Sublessor's consent to same, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Any mechanic's liens for work claimed to have been performed for, or materials claimed to have been furnished to, Sublessee, shall be discharged by Sublessee, by bond or otherwise, within 20 days after the filing of such lien, at Sublessee's sole expense. Sublessee agrees to indemnify, hold harmless and defend Sublessor and Master Landlord from any loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Sublessee's request or on Sublessee's behalf. If Sublessee shall fail to cause such lien or claim of lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have under this Sublease, at law or in equity, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien or claim of lien by deposit or by bonding proceedings, and in any such event, Sublessor shall be entitled, if Sublessor so elects, to compel the prosecution of any action for the foreclosure of such lien or claim of lien by the lienor with interest, and reasonable costs and expenses. Any amount so paid by Sublessor and all reasonable third-party costs and expenses incurred by Sublessor in connection herewith shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor within 10 days of demand therefor.

(c) Sublessee shall, at its sole cost and expense, obtain all required consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over the Sublessee's Work. All Sublessee's Work shall be done in accordance with the plans and specifications approved by Master Landlord in accordance with the terms and conditions of Section 6(d) hereof and the Master Lease, if applicable. All of Sublessee's Work shall be done in a good and workmanlike manner, in accordance with all applicable statutes, laws, ordinances, orders, rules, regulations and all governmental authorities having jurisdiction thereof, including, without limitation, the Americans With Disabilities Act of 1990.

8. Subletting and Assignment. Sublessee shall have the right to assign this Agreement or to sublet all or a portion the Premises in accordance with the terms and conditions of Article 11 of the Master Lease; provided, however, that Sublessee shall provide Sublessor with the documentation required pursuant to the Master Lease not less than five business days prior to Sublessee's request for consent to such Transfer from the Master Landlord in accordance with the Master Lease. If the Sublessee's subleasing of all or a portion of the Premises or its assignment of this Agreement results in Basic Rent or Additional Rent in excess of that provided for in this Sublease (any such excess, "Excess Rent"), Sublessor shall receive one hundred percent (100%) of such Excess Rent up to an amount equal to (i) the Basic Rent and Additional Rent required to be paid by Sublessor to Master Landlord under the Master Lease minus (ii) the Basic Rent and Additional Rent required to be paid by Sublessee under this Sublease, with any amounts in excess thereof retained solely by Sublessee.

9. Master Lease.

(a) Sublessee hereby agrees to observe and perform all of the duties and obligations of Sublessor as Tenant under the Master Lease, and shall be entitled to all of the rights and privileges of Sublessor as Tenant under the Master Lease, insofar as they pertain to the Premises, except for such terms of the Master Lease which do not relate to the Premises or are inapplicable, inconsistent with or specifically modified by, the terms of this Sublease. Sublessee hereby agrees that this Agreement is and shall remain in all respects subject and

subordinate to the Master Lease. Subject to the foregoing provisions, Sublessee will occupy the Premises in accordance with the provisions of the Master Lease as if Sublessee was the "Tenant" thereunder and will not do or suffer to be done any act which might result in a violation of or a default under any of the terms, conditions, covenants or agreements of the Master Lease or which might render Sublessor liable for any charge, cost or expense thereunder by reason thereof. Sublessee acknowledges that certain defaults by it under this Sublease may constitute a default by Sublessor under the Master Lease, and that Sublessee's liability to Sublessor shall include, but not be limited to, any damages or liabilities actually incurred by Sublessor to Master Landlord under the Master Lease by reason thereof. Notwithstanding the foregoing or anything to the contrary in this Sublease, Sublessee shall not liable for duplicative fees to both Sublessor and Master Landlord in connection with the foregoing or by reason of any provision of the Master Lease being incorporated by reference herein, provided that Sublessee has paid such fees to either the Master Landlord or the Sublessor, as the case may be.

(b) Sublessee herein agrees to subordinate this Sublease to those ground and underlying leases and agreements and mortgages, renewals, modifications, consolidations, replacements, and extensions thereto which may presently or in the future be hereafter placed on the Premises or the Building by the Master Landlord. Sublessee shall not do, or fail to do, any act that constitutes a violation or default of any of the terms or conditions of the Master Lease or the agreements referred to in this paragraph. Subject to applicable notice and cure periods, Sublessee shall not exercise any right or privilege, or do anything under this Sublease which would, subject to applicable notice and cure periods, constitute a default or violation of any of the terms, covenants or conditions of the agreements referred to in this paragraph, or fail to perform an act, the failure of which would, subject to applicable notice and cure periods, constitute a default or violation of any of the agreements referred to in this paragraph.

(c) To the extent there are inconsistencies between any provision of the Master Lease and any provision of this Sublease, this Sublease shall control. Sublessee shall be entitled to the rights of Sublessor, as tenant under the Master Lease, insofar as the same relate to the Premises. Sublessor shall promptly forward to Master Landlord any requests or other communications made by Sublessee related to the performance by Master Landlord of any of its obligations under the Master Lease and shall promptly forward to the Sublessee any communication received from the Master Landlord related to the Premises.

(d) Notwithstanding anything to the contrary contained in this Sublease or the Master Lease:

(i) for the purposes of incorporation of the Master Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (A) references in the Master Lease to the "Premises" shall be deemed to refer to the Premises, (B) references in the Master Lease to "Landlord" shall be deemed to refer to Sublessor under this Sublease, (C) references in the Master Lease to "Tenant" shall be deemed to refer to Sublessee under this Sublease, (D) references in the Master Lease to "this Lease" shall be deemed to refer to this Sublease, (E) references in the Master Lease to the "Term" of the Master Lease shall be deemed to refer to the Term of this Sublease and (F) references in the Master Lease to the "Expiration Date" of the Master Lease shall be deemed to refer to the Expiration Date of this Sublease;

(ii) the Basic Rent and Additional Rent to be paid by Sublessee hereunder shall be governed by the terms and provisions of Sections 3 and 4 of this Sublease;

(iii) to the extent that the time limits for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Sublessee (as Tenant under the Master Lease) or for the exercise by the Sublessee (as Tenant thereunder) of any right, remedy or option, are not expressly provided herein, but the Master Lease provides express time limits, the time limits provided in the Master Lease (as they apply to Sublessee as Tenant thereunder) are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two days, so that in each instance Sublessee shall have two

days less time to observe or perform hereunder than Sublessor has as the Tenant under the Master Lease (but in no event shall Sublessee have less than one day).

10. Use of Premises. Sublessee shall occupy and use the Premises during the Term of this Sublease in accordance with Article 4 of the Master Lease and for no other purpose, and in all other respects in compliance with the Master Lease and all Rules and Regulations.

11. Default by Sublessee. If Sublessee shall default in the performance of any of the terms, covenants, conditions or agreements contained in this Sublease which default is not cured upon 10 days written notice for non-monetary defaults and three days written notice for monetary defaults, delivered in the manner set forth herein, or if Sublessee shall commit any default under the Master Lease to the extent that the provisions thereof are applicable to Sublessee which default is not cured within the time periods provided in the Master Lease (as such time periods are modified by Section 9(d)(iii) hereof), then in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, Sublessor or Master Landlord, as the case may be, shall have the following rights:

(a) To invoke any or all of the remedies which are specified for Master Landlord under the Master Lease as if Sublessor were the Master Landlord.

(b) To re-enter the Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings, ejectment or by any suitable action or proceeding permitted by law or in equity, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon lawfully recovering possession of the Premises by reason of a default on the part of Sublessee which default is not timely cured, Sublessor may, at Sublessor's option, terminate this Sublease or make such alterations and repairs as may be necessary in order to relet the Premises or any part or parts thereof, either in Sublessor's name or otherwise. Sublessor shall in no event be liable in any way whatsoever for failure to relet the Premises, but shall use its good faith efforts to mitigate its damages.

(c) Sublessee shall be in "default" of its obligations under this Sublease for failure to comply with the terms and conditions of this Sublease, including without limitation, failure to make timely payment of Basic Rent and Additional Rent, or failure to comply with the terms and conditions of the Master Lease which are applicable to Sublessee pursuant to the terms of this Sublease, within the applicable time periods provided in this Sublease or the Master Lease, as the case may be.

(d) In addition, Sublessor may, at Sublessor's option, enter the Premises and take and hold possession thereof without such entry into possession terminating this Sublease or releasing Sublessee in whole or in part from Sublessee's obligation to pay the Basic Rent and Additional Rent hereunder for the full stated Term of this Sublease. Upon such re-entry, Sublessor may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Sublessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Upon and after entry into possession, Sublessor may but need not relet the Premises, or any part for such rent, for such time and upon such terms as Sublessor, in Sublessor's sole discretion, shall determine, subject to the requirements of the Master Lease, and Sublessor shall not be required to accept any sublessee offered by Sublessee or to observe any instruction given by Sublessee about any such reletting. In any such case, Sublessor may make necessary repairs to the Premises to the extent reasonably deemed by Sublessor necessary and Sublessee shall, within 10 days of demand therefor, pay the reasonable costs thereof together with Sublessor's expense of reletting. If the consideration collected by Sublessor upon any such reletting for Sublessee's account and after deducting all reasonable expenses incident thereto actually incurred, including non-affiliate brokerage fees (applicable to the remainder of the Term) and reasonable legal expenses, is not sufficient to pay monthly the full amount of Basic Rent and Additional Rent provided in this Sublease, Sublessee shall pay to Sublessor the amount of each deficiency upon demand.

(e) No waiver by Sublessor of any breach by Sublessee of any of Sublessee's obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such breach or any subsequent breach and the foregoing

remedies of Sublessor do not waive any right of the Master Landlord to exercise its remedies under the Master Lease.

12. Fees and Expenses.

(a) Curing Sublessee's Defaults. If Sublessee shall default in the observance or performance of any term or covenant on Sublessee's part to be observed or performed under or by virtue of any of the terms or provisions in any Section of this Sublease, after the giving of notice and upon the expiration of any applicable grace period (except in an emergency), Sublessor may immediately or at any time thereafter and upon written notice to Sublessee perform the same for the account of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money in connection with any such default by Sublessee or the cure thereof including, but not limited to, any damages or fines or any reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such reasonable sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Sublessee to Sublessor within 10 days of rendition of any bill or statement to Sublessee and appropriate backup documentation therefor. If the Term hereof shall have expired at the time Sublessor sustains or incurs such expenditures, such sums shall be recoverable by Sublessor, as damages.

(b) Late Charges. If Sublessee shall fail to make payment of any installment of Basic Rent or any Additional Rent within three days after the date when such payment is due, Sublessee shall pay to Sublessor, in addition to such installment of Basic Rent or such Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum based on a rate set forth in Section 2.4 of the Master Lease.

13. Holdover by Sublessee. Notwithstanding anything to the contrary contained in this Sublease, the parties recognize and agree that the damage to Sublessor resulting from any failure by Sublessee to timely surrender possession of the Premises as provided herein will be substantial, will exceed the amount of the monthly installments of the Basic Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Sublessee therefore agrees that if possession of the Premises is not surrendered to Sublessor on the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Sublessor may have hereunder or at law, Sublessee shall pay to Sublessor for each month and for each portion of any month during which Sublessee holds over in the Premises after the Expiration Date or sooner termination of this Sublease, a sum equal to the amount set forth in Section 1.4 of the Master Lease. Nothing herein contained shall be deemed to permit Sublessee to retain possession of the Premises after the Expiration Date or sooner termination of this Sublease and no acceptance by Sublessor of payments from Sublessee after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Sublessee in accordance with the provisions of this Section 13, which provisions shall survive the Expiration Date or sooner termination of this Sublease.

14. Waiver of Liability; Indemnity. Sublessor shall not be liable for any injury to, or for any loss of or damage to the property of Sublessee or the employees, agents, invitees or licensees of Sublessee, howsoever occurring, arising in connection with this Sublease of the Premises by Sublessee, and Sublessee hereby waives any and all claims with respect thereto, other than if caused by the gross negligence or intentional acts of the Sublessor. Sublessee hereby agrees to defend, indemnify and hold Sublessor, Master Landlord and their respective officers, directors, managers, members, shareholders, employees and agents, harmless from and against any and all claims, damages, judgments, expenses, losses or liabilities paid, suffered or incurred by or asserted against Sublessor or Master Landlord, arising out of, related to or in connection with any uncured breach by Sublessee, or its agents, employees, invitees or licensees, of any term, condition, covenant or obligation of this Sublease or those of the Master Lease or arising out of, related to or in connection with the performance of Sublessee's Work or Sublessee's use and occupancy of the Premises. The foregoing indemnity shall survive the expiration of sooner termination of this Sublease.

15. Insurance. During the Term of this Sublease, Sublessee shall, at its own cost and expense, keep and maintain the insurance policies required to be maintained by the "Tenant" pursuant to Section 7.2 of the Master Lease. Prior to the Commencement Date, Sublessee shall deliver to Sublessor and to Master Landlord a copy of said insurance policies or a certificate thereof. Said policies shall name Sublessor and Master Landlord as additional

insureds and shall stipulate that the policy shall not be cancelled or substantially changed without 30 days prior written notice sent to both Sublessor and Master Landlord.

16. Broker. Sublessee and Sublessor each represent and warrant to the other party that no real estate broker or person acting as such was consulted or dealt with in connection with this Sublease or the Premises other than Jones Lang LaSalle and Cushman & Wakefield, Inc. (collectively, the "Broker") and that neither party nor its representatives have performed any act or made any agreements or promises which will in any way obligate the other party for the payment of any fee, charge, commission or other compensation or award to any party in connection with this Sublease other than the Broker. Sublessor shall pay any fee or commission due to the Broker. Nothing contained herein however shall obligate the Sublessee to pay any part of same. In any event, Sublessee and Sublessor each agree to indemnify and hold Master Landlord and the other party harmless from any liability or expense (including but not limited to reasonable counsel fees and disbursements) incurred because of any claim for commissions, fees, or other compensation made by any real estate broker or person acting as such, based on claims contrary to the foregoing representation and warranty.

17. Notices. All notices to be given hereunder shall be given by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight mail service and addressed to the recipient party at its address given on the signature page hereof or to such other address as such party may have furnished in a notice given pursuant to this Section 17. Notices to Sublessor shall be directed to the attention of William B. Behan, CFO ~~Managing Director~~, at such address, with a copy to Welborn Sullivan Meck & Tooley, P.C. 1125 17th Street, Suite 2200, Denver, CO 80202, Attn: Jeffrey J. Peterson, and notices to Sublessee shall be directed to the attention of [Darryl Miller], with a copy to [Cynthia Carlson]. All notices shall be deemed to have been given upon receipt or rejection.

18. Directory Listings. Subject to the terms and conditions of the Master Lease, Sublessee will be entitled to directory and suite signage in accordance with the terms and conditions of the Master Lease.

19. Eminent Domain. In the event that the Master Lease is terminated pursuant to the terms of Article 8 of the Master Lease, this Agreement shall terminate at the time that the Master Lease terminates.

20. Damage or Destruction by Fire. If the Premises or the Building of which it forms a part are damaged or destroyed by fire or other casualty, Sublessor shall have no obligation to rebuild or restore the Premises and no liability whatsoever for loss of life, or injury to persons or property, or for lost profits or loss of this Sublease should Master Landlord elect not to rebuild or restore the Premises or any part of the Building of which it forms a part. The rebuilding or restoration of the Premises and any abatement of rent, if any, shall be determined in accordance with the terms and provisions of the Master Lease.

21. Estoppel Certificates and Subordination Documents. Sublessee shall timely execute and deliver any estoppel certificate required to be given under the Master Lease as incorporated herein, or any subordination or attornment instrument required to be executed under the Master Lease, as incorporated herein. If Sublessee fails to deliver a true and accurate estoppel certificate, then such failure shall be a Default, and Sublessee shall be deemed to have irrevocably appointed Master Landlord and/or Sublessor as Sublessee's attorney-in-fact to execute and deliver such estoppel certificate.

22. Utilities. Sublessor shall have no obligation to provide any utilities to Sublessee or to the Premises. Sublessor makes no representations about the availability or adequacy of such utilities. Sublessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Sublessee and Sublessee's obligations with respect to the payment of taxes pursuant to this Section 22 shall survive the expiration or earlier termination of this Sublease. None of the Basic Rent or Additional Rent, nor any of Sublessee's other obligations under any provisions of this Agreement, shall be affected by any decrease in, interruption or failure of, or interference with any utilities or services used, rendered or supplied to, upon or in connection with the Premises by any cause whatsoever, except to the extent provided to the Tenant pursuant to the Master Lease.

23. Limitation on Liability. Sublessee hereby agrees that no partner, trustee, director, shareholder, officer, manager, member, employee or agent of Sublessor shall ever be personally liable for any damages, rent, costs, judgments, orders or executions arising under or as a result of this Sublease.

24. Miscellaneous. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, supersedes all prior agreements or understandings with respect to the subject matter hereof, and may not be changed or modified in any way unless such change or modification is in writing and signed by the party to be bound. Neither Sublessor nor Sublessee has made any representations or warranties with respect to this Agreement except as herein expressly set forth. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The headings in this Agreement are for convenience only and shall not be used in construing the h ltention of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25. Good Faith.

(a) Where this Agreement provides for something to be done or omitted to be done, the existence of a condition to be established based on the judgment, determination or opinion of a party hereto, or either party hereto having a discretion to accept or to agree with the other party on any matter, the party doing or omitting to do the thing, forming the judgment, determination or opinion or exercising the discretion shall:

(i) act in good faith;

(ii) act without discrimination;

(iii) not act arbitrarily or capriciously; and

(iv) not base its decision to do or not to do the thing, judgment, determination, opinion or the exercise of its discretion to accept or agree on trivial, irrelevant or immaterial factors.

(b) This Section 25 shall not apply to:

(i) doing or omitting to do anything or any judgment, determination, opinion or discretion which is expressed to be in the absolute discretion of the party;

(ii) the exercise of any right or remedy by a party consequent upon a breach of this Sublease by the other party;

26. No Offer to Lease. This Agreement shall not be binding until (a) it shall have been executed and delivered by Sublessor and Sublessee, and (b) Sublessor shall have received four duplicate original copies of this Sublease fully executed by all parties hereto. Sublessee and Sublessor each acknowledge that it is not relying on any warranty or representation not contained in this Sublease.

27. Estoppel: Sublessor's Performance Under Master Lease.

(a) Sublessor represents that (i) it has paid all rent and additional rent due and payable pursuant to the Master Lease as of the date of this Sublease, (ii) no event has occurred which is, or with the giving of notice or passage of time, or both, will become, a condition of limitation under the Master Lease, on the part of either Sublessor or the Master Landlord, (iii) it is currently the Tenant under the Master Lease, (iv) it has not received any notices of default citing any defaults under the Master Lease which remain uncured, and (v) the Master Lease, a copy of which is attached hereto as Exhibit B, represents the entire agreement with respect to the Premises between the Master Landlord and the Sublessor.

(b) Sublessor shall not enter into any modification or amendment to or of the Master Lease or take any other action which results in the modification, surrender or cancellation of the Master Lease without the prior written consent of Sublessee. Any modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of the Sublessee under this Sublease.

28. Master Landlord's Consent. Upon execution hereof, this Sublease shall be delivered to the Master Landlord for its consent. Sublessor and Sublessee expressly acknowledge that the Master Landlord's consent is a

condition precedent to the effectiveness of this Sublease. Sublessor and Sublessee agree to use reasonable and diligent efforts to obtain the Master Landlord's consent hereto, and shall execute and deliver such other and further instruments and/or deliver such information as may reasonably be required to obtain the Master Landlord's consent to the subleasing of the Premises to Sublessee. If, for any reason, the Master Landlord's consent to this Sublease cannot be obtained within 30 days after the date hereof, Sublessee shall have the right, at any time after such 30th day, but prior to the date upon which the consent of the Master Landlord is obtained, to cancel this Sublease by serving written notice to the Sublessor and, in such event, (i) the parties hereto shall be released, (ii) all sums paid by Sublessee hereunder shall be returned to Sublessee and (iii) neither party hereto shall have any further liability to the other arising out of this transaction.

29. Governing Law. This Sublease shall be governed in all respects by the laws of the State of Texas.

[Signature page follows]

EXHIBIT A

PREMISES

[*floor plan attached*]

P:\Tenant Development Projects\001 - Granite\653 - Granite Park II\02 - Projects\05t203sp4.dgn


KEY PLAN
PLAN SUBJECT TO CODE APPROVAL
FURNITURE FOR REPRESENTATIONAL PURPOSES ONLY
ALL DIMENSIONS AND SQUARE FOOTAGE CALCULATIONS NOTED ON THIS DOCUMENT ARE PRELIMINARY / NON-BINDING AND MUST BE FIELD VERIFIED FOR A TRUE AND ACCURATE REPRESENTATION.
WALL TYPE LEGEND
EXISTING CONSTRUCTION
NEW WALL
NOT FOR CONSTRUCTION
THESE DRAWINGS HAVE BEEN ISSUED FOR DESIGN INTENT ONLY AND ARE NOT INTENDED FOR FABRICATION, CONSTRUCTION AND, OR INSTALLATION OF ANY INFORMATION CONTAINED HEREIN.
STAIR #2
UP
DN
WOMEN
MEN
JAN
VEST.
ELEV#1
ELEV#2
ELEV#3
ELEV LOBBY
ELEV#4
ELEV#5
FAN ROOM
VEST.
ELEV
TELE. ROOM
ELECTRICAL ROOM
STAIR #1

TITLE: AIRSURE, SUITE 550, 11,480 RSF

PROJECT: GRANITE PARK II, FLOOR 5

PROJECT #: 653.203.03

SCALE: NTS

SHEET #: 1 OF 1

DATE: 01.31.2008; REVISED 02.07.2008, 02.20.2008

DRAWN BY: MS/EH

SDA

STAFFELBACH DESIGN ASSOCIATES INC 2525 CARLISLE DALLAS TEXAS 75201-1397 P 214.747.2511 F 214.855.5316

EXHIBIT B

COPY OF MASTER LEASE

[*attached*]

GRANITE PARK TWO

OFFICE LEASE

BASIC LEASE INFORMATION

1. **Date of Lease:** 3·18·08

2. **Building:**

   a. Name: Granite Park Two
   b. Address: 5700 Granite Parkway, Plano, Texas 75024
   c. Building Rentable Area: 256,250 RSF

3. **Tenant:** AirSure Limited, LLC

4. **Premises:**

   a. Suite: 550
   b. Premises Rentable Area: 11,482 RSF, subject to adjustment as provided in Section 1.102

5. **Basic Rent:**

Rental Period	Rate Per Foot of Premises Rentable Area	Basic Monthly Rent	Basic Annual Rent
Months 1 – 3	$ 0.00	$ 0.00	$ 0.00
Months 4 – 87	$	$	$

6. **Tenant's Share:** 4.48 % (See Article 1.102)

7. **Operating Expense Stop:** Equal to actual Operating Expenses for the calendar year 2008, grossed up in accordance with subsection 2.202 of this Lease.

8. **Term:** 7 years, 3 months

9. **Commencement Date:** July 1, 2008, as the same may be adjusted pursuant to Section 1.201 hereof and the Work Letter

10. **Expiration Date:** September 30, 2015, as the same may be adjusted pursuant to Section 1.201 hereof and the Work Letter

11. **Permitted Use:** General office use and related or ancillary uses and any other uses permitted by applicable law and commensurate with similarly situated office space in similarly situated office buildings in the far north Dallas Tollway Plano and Frisco geographic market area (the "Comparable Buildings")

12. **Security Deposit:** Waived

13. **Guarantor:** Waived

14. **Addresses:** (Prior to and after the Commencement Date)

Landlord:		Tenant:
	GP Park II, LLC 5601 Granite Parkway, Suite 800 Plano, Texas 75024 Attention: Director of Leasing Phone: 972-731-2300 Fax: 972-731-2360	AirSure Limited, LLC c/o Van Gilder Insurance Company 700 Broadway, Suite 1000 Denver, Colorado 80203 Attention: CFO Phone: ______

15. **Parking:**

    2 Reserved spaces at: $ 35.00 per month per each
    40 Unreserved spaces at: $ 0.00 per month per each

16. **Broker:** Cushman & Wakefield (represented by: Mike Gosslee)

TABLE OF CONTENTS

FOR OFFICE LEASE

EXHIBITS TO OFFICE LEASE

OFFICE LEASE

This Office Lease (this "Lease") is made by and between GP Park II, LLC ("Landlord"), and AirSure Limited, LLC ("Tenant"). The Basic Lease Information attached hereto as page 1 (the "Basic Lease Information") and all exhibits and other attachments to this Lease are incorporated into this Lease and made a part hereof. Capitalized terms used in this Lease without definitions have the respective meanings assigned to them in the Basic Lease Information.

ARTICLE I
TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 Lease of Premises. The Building is constructed on the land described in Exhibit A attached hereto (the "Land") and is located adjacent to an above-grade, multi-level parking garage (the "Garage"). In consideration of the mutual covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to all the terms and conditions of this Lease. The Premises are shown as the crosshatched area on Exhibit B attached hereto. The Building, the Garage, the Land and all other improvements located thereon and appurtenances thereto are referred to collectively herein as the "Property".

1.102 Rentable Area. The rentable area of the Premises as set forth in the Basic Lease Information is an estimate only. The parties agree that, after the Landlord prepares the space plan as set forth in the Work Letter, it shall cause the Premises to be measured based on the space plan, with such measurement to be determined by applying the ANSI Z65.1—1996 BOMA standards. If such measurement results in a change in the rentable area of the Premises from that set forth in the Basic Lease Information, the Basic Rent, Tenant's Share, and any other concessions based on the rentable area of the Premises shall be adjusted accordingly. The Tenant's Share stipulated in the Basic Lease Information has been calculated by dividing the Premises Rentable Area by the Building Rentable Area, then expressing such quotient as a percentage.

1.103 Term and Commencement. The Term of this Lease shall commence on the Commencement Date [(as such Commencement Date may be adjusted pursuant to subsection 1.201 below or the Work Letter (herein so called) attached hereto as Exhibit C)] and, unless sooner terminated pursuant to the terms of this Lease, shall expire, without notice to Tenant, on the Expiration Date (as such Expiration Date may be adjusted pursuant to subsection 1.201 below or the Work Letter). In the event the Commencement Date occurs on other than on the first day of the month, such partial month shall be added to the Term and the Expiration Date shall be the last day of the last month of the Term.

SECTION 1.2 COMPLETION AND DELIVERY OF PREMISES.

1.201 Construction of Tenant's Improvements. Landlord will construct "Tenant's Improvements" in the Premises as defined and provided in the Work Letter. Landlord will use reasonable efforts to achieve Substantial Completion (as defined in the Work Letter) of Tenant's Improvements by the Commencement Date. If Substantial Completion of Tenant's Improvements is not achieved by the Commencement Date stated in the Basic Lease Information for any reason other than Tenant Delays (as defined in the Work Letter), Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date; provided, however, that if Landlord has not achieved Substantial Completion of Tenant's Improvements and delivered the Premises to Tenant by August 31, 2008 (subject to Force Majeure and Tenant Delay), then Tenant may withhold from Basic Rent liquidated damages in an amount equal to one (1) day of Basic Rent for each one (1) day delay from September 1, 2008 to September 30, 2008 and two (2) days of Basic Rent for each one (1) day delay from and after October 1, 2008 until Substantial Completion occurs. Notwithstanding the foregoing, if Substantial Completion of Tenant's Improvements is not achieved by January 1, 2009, for any reason other than Tenant Delays and force majeure delays (as defined in Section 15.13), then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord of the exercise of such right of termination; provided, however, if Substantial Completion of Tenant's Improvements is achieved prior to Tenant's delivery of its written election to terminate this Lease, Tenant's right to terminate this Lease as set forth in this Section 1.201 shall be null and void and of no further force and effect.

1.202 Acceptance of Premises Memorandum. Within ten (10) days after Substantial Completion of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) in the form attached hereto as Exhibit E; provided, however, that in the event Tenant occupies the Premises for the purpose of conducting its business therefrom and fails to timely execute an Acceptance of Premises Memorandum, the Premises shall be deemed to be Substantially Complete (as defined in the Work Letter) and suitable for the Permitted Use without Tenant's execution of an Acceptance of Premises Memorandum.

1.203 Occupancy of the Premises. Tenant shall have no right to occupy any portion of the Premises prior to Substantial Completion. Notwithstanding the foregoing, Tenant and Tenant's contractors and consultants shall have the right to enter upon the Premises with Landlord's prior written approval, such approval not to be unreasonably withheld, to perform installation of Tenant's telephone systems, office equipment, trade fixtures and furnishings (the "Early Occupancy"), provided Tenant and Tenant's contractors shall not interfere with the construction of Tenant's Improvements and further provided that such entry shall be subject to all terms and conditions of this Lease other than the obligation to pay Rent. In connection with the foregoing, Landlord hereby pre-approves Tenant's right to Early Occupancy commencing ten (10) days prior to the Commencement Date as stated in the Basic Lease Information on the terms and conditions set forth in this Section 1.203.

SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises in a safe, clean, neat, sanitary and operational condition, ordinary wear and tear, casualties and condemnation excepted, together with all keys and parking and access cards. At Landlord's option, (a) all fixtures (other than Tenant's trade fixtures) installed in the Premises shall remain therein and become the property of Landlord, and Tenant shall not be

required to remove the same, unless Landlord so notified Tenant at the time of installation of the improvements that removal was required, as more fully set forth in Section 6.303 hereof.

SECTION 1.4 HOLDING OVER. In the event Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. In such event, Tenant shall be subject to immediate eviction and removal and shall pay Landlord as Rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (each as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, which payments shall be due and payable on or before the first (1st) day of each month during any holdover period. Tenant shall also pay any actual damages sustained by Landlord as a result of such holdover but Tenant shall not be liable for consequential, punitive or exemplary damages.

ARTICLE 2
RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the product of the Premises Rentable Area times the annual rate per square foot of Premises Rentable Area shown in the Basic Lease Information (such product is herein called "Basic Annual Rent"). The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in the Basic Lease Information, in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter unless otherwise provided herein. If the Commencement Date occurs on a day other than the first day of the calendar month, the Basic Monthly Rent for such partial month shall be prorated. Upon execution of this Lease, Tenant shall pay to Landlord an amount equal to the initial installment of Basic Monthly Rent due hereunder and such amount shall be applied to the first installment of Rent due hereunder. All payments shall be payable to Landlord and if paid by check sent to: **GP Park II, LLC, P.O. Box 201365, Dallas, Texas 75320-1365**, or such other place as Landlord may designate from time to time. At Tenant's election, payments may be made by wire transfer to Account Name: Granite Properties, Inc., Account Number: 4945061919, Bank Name: Wells Fargo Bank, NA, ABA Number 121000248; Reference: Property Address and Suite Number. All payments shall be in the form of check or wire transfer unless otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

SECTION 2.2 ADDITIONAL RENT.

2.201 Definitions. For purposes of this Lease, the following definitions shall apply:

(a) "Additional Rent" shall mean, during the calendar year in which the Commencement Date occurs, the sum of (i) Tenant's Share multiplied by Electrical Expenses (hereinafter defined) for the portion of the Term of this Lease which falls in such calendar year, plus (ii) any rental, excise, sales, transaction, business activity tax or levy, imposed upon or measured by the rental required to be paid by Tenant under this Lease ("Rental Tax"). For each subsequent calendar year, "Additional Rent" shall mean the sum of: (i) Tenant's Share multiplied by the amount by which Operating Expenses (hereinafter defined) for such calendar year exceed the Operating Expense Stop, plus (ii) Tenant's Share multiplied by Electrical Expenses for such calendar year, plus (iii) any applicable Rental Tax on rent required to be paid by Tenant under this Lease during such calendar year.

(b) "Electrical Expenses" shall mean all costs incurred by Landlord to supply electricity to the Property, as determined in good faith by Landlord based on Landlord's actual costs.

(c) "Operating Expenses" shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof, as reasonably determined by Landlord in accordance with sound accounting principles, consistently applied, such costs and expenses to include, but not be limited to, the following: (i) Taxes (hereinafter defined); (ii) insurance premiums ("Insurance Premiums"); (iii) all gas, water, sewer and other utility charges except for Electrical Expenses ("Utility Expenses"); (iv) all service, testing and other charges incurred in the operation and maintenance of elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning systems; (v) cleaning and other janitorial services; (vi) tools and supplies costs; (vii) repair costs; (viii) costs of landscaping repair, replacement or maintenance and sprinkler maintenance costs; (ix) security and alarm services; (x) license, permit and inspection fees; (xi) management fees customary in the marketplace for office buildings comparable to the Building, but not to exceed four percent (4%) of the gross revenues of the Building; (xii) wages and related benefits payable to employees at or below the level of Building manager, including taxes and insurance relating thereto (but only to the extent that such employees work for the benefit of the Property); (xiii) accounting services; (xiv) legal services, unless incurred (A) in connection with tenant defaults, lease negotiations for procuring new tenants, or (B) as the result of a specific claim or action for which another tenant in the Building is obligated under its lease to pay Landlord's legal fees, or (C) in connection with any sale, financing or refinancing of the Building or Property, or any other matter unrelated to the operation and management of the Property; (xv) trash removal; (xvi) Garage and parking maintenance, repair, and operating costs; (xvii) any charges assessed against the Property pursuant to any recorded covenants affecting the Property; (xviii) subject to the limitations of clause (xix) following, the cost of any improvements made to the Property by Landlord that are required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, as of the Commencement Date, amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which is equal to the sum of two percent (2%) per annum plus the annual "Prime Rate" published by The Wall Street Journal in its listing of "Money Rates," or if such rate is no longer published, a comparable rate of interest listed in a nationally circulated publication reasonably selected by Landlord, provided that such sum may in no event exceed the maximum interest allowed to be contracted for under applicable law (such sum is herein called the "Amortization Rate"); (xix) the cost of any

improvement made to the Common Areas or Service Corridors of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Gov't Code Ann §§ 469.001-469.208 and the provisions of the American With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (such statutes, interpretations and regulations are herein collectively called the "Disability Acts"), amortized over such period as Landlord shall reasonably determine (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate which, on the date the improvement in question is fully completed, is equal to the Amortization Rate, and (xx) the cost of any other equipment installed in, or capital improvement made to, the Building which Landlord reasonably anticipates will reduce Operating Expenses and/or Electrical Expenses, but only to the extent of such savings, amortized over such period as is reasonably determined by Landlord (but not less than the useful life of such improvement), together with an amount equal to interest on the unamortized balance thereof at a rate, which on the date the device or equipment in question is fully installed, is equal to the Amortization Rate. Notwithstanding the foregoing, Operating Expenses shall not include any of those items identified on Exhibit H as Operating Expense Exclusions.

(d) "Taxes" shall mean (i) all real estate taxes and other taxes or assessment which are levied with respect to the Property or any portion thereof for each calendar year (but excluding any penalties thereon), (ii) any tax, surcharge or assessment, however denominated, including any excise, sales, capital stock, assets, franchise, transaction, business activity, privilege or other tax (other than Rental Tax), which is imposed upon Landlord or the Property as a supplement to or in lieu of real estate taxes or as a means of raising government revenue to replace revenue lost because of a reduction in real estate taxes, and (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of any tax, surcharge or assessment described in clause (i) or (ii) above.

2.202 Gross-Up. In the event that anytime during the calendar year in which the Commencement Date occurs and each subsequent calendar year or partial calendar year during the Term of this Lease the Building is not occupied to the extent of ninety-five percent (95%) of the Building Rentable Area for such calendar year, then Operating Expenses and Electrical Expenses which vary by occupancy shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines in good faith that it would have incurred, paid or been obligated to pay during such year if the Building had been occupied to the extent of ninety-five percent (95%) of the Building Rentable Area for all of such calendar year. As to any calendar year or partial calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Building Rentable Area, the actual Operating Expenses and Electrical Expenses allocable to such calendar year or partial year shall be used in the calculation of Additional Rent hereunder. Notwithstanding the foregoing, in no event shall Landlord receive from all tenants of the Building more than 100% of Operating Expenses (as same may be grossed up in accordance with this subsection 2.202) for any calendar year.

2.203 Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent in monthly installments as hereinafter provided. By the Commencement Date (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the remainder of the calendar year in which the Commencement Date occurs and the amount of the monthly installment of Additional Rent due for each month during such year. Landlord shall use reasonable efforts to provide Tenant with written notice of Tenant's estimated Additional Rent for each calendar year thereafter and the amount of the monthly installment of Additional Rent due for such year by December 1 of the preceding calendar year (or as soon thereafter as is reasonably possible). Landlord shall have the right to increase Tenant's estimated Additional Rent during any calendar year, but no more than two (2) times in any calendar year, if Landlord reasonably believes Operating Expenses and/or Electricity Expenses have increased (or are likely to increase) during such year. Beginning on the Commencement Date (or, if Landlord has not yet notified Tenant of its estimated Additional Rent by the Commencement Date, within ten (10) business days after receipt by Tenant of such notification) and continuing on the first day of each month thereafter, Tenant shall pay to Landlord the applicable monthly installment of Additional Rent, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis.

(a) This subparagraph (a) applies to each calendar year during which Additional Rent is owing except for the calendar year in which the Expiration Date occurs. Within ninety (90) days after the end of each calendar year or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year. If Tenant's total monthly payments of estimated Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of estimated Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall pay such amount to Tenant or, at Landlord's option, credit against the next Additional Rent payment or payments due from Tenant, the amount of such overpayment. This provision shall survive the expiration of this Lease with respect to the calendar year in which the Expiration Date occurs.

(b) This subparagraph (b) applies to the calendar year during which the Expiration Date occurs (the "Final Calendar Year"). Within ninety (90) days after the Expiration Date or soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the period beginning January 1 of the Final Calendar Year and ending on the Expiration Date (such period is herein called the "Final Additional Rent Period"). Landlord shall have the right to estimate the actual Operating Expenses and Additional Rent allocable to the Final Additional Rent Period which are not determinable within such ninety (90) day period. If Tenant's total monthly payments of estimated Additional Rent for the Final Additional Rent Period are less than Tenant's actual Additional Rent for such period, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days after receipt of Landlord's invoice therefor. If Tenant's total monthly payments of estimated Additional Rent for the Final

Additional Rent Period are more than Tenant's actual Additional Rent for such period, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord.

(c) Landlord will cause adequate books and records to be maintained to permit Tenant to verify computations of Operating Expenses and other amounts relevant to Tenant's obligations under this Lease in accordance with the provisions hereafter set forth; provided, Landlord shall not be required to maintain any books and records concerning any payment due hereunder for more than two (2) years after such payment is due. Subject to Tenant's right to and it as more fully set forth in Subsection (d) below unless Tenant takes written exception to any item within forty-five (45) days after the furnishing of an annual statement or a statement delivered for the Final Additional Rent period such statement shall be considered as final and accepted by Tenant. Within ten (10) business days following a request from Tenant, Landlord shall furnish explanations in reasonable detail for any computation made under this Lease. If Tenant questions such computation following receipt of such explanation, Tenant shall give notice thereof to Landlord and Landlord and Tenant shall meet, within twenty (20) business days thereafter, to discuss, in good faith, such computation.

(d) Tenant shall have the right to perform an annual audit of Landlord's books and records which reflect Additional Rent to verify Landlord's calculation of actual Additional Rent for the prior calendar year, but not more than once in any lease year, provided that such audit shall be conducted by a Tenant or by a certified public accountant or by a reputable real estate consulting firm with at least ten (10) years experience in performing such audits and who is reasonably acceptable to Landlord, and further provided that the auditor's report reflecting the results of such audit shall include a certification that it was prepared in accordance with the definition of "Additional Rent" set forth in this Lease and shall be promptly delivered to Landlord. Any such audit shall be commenced, if at all, (i) within one (1) year after Tenant's receipt of the annual statement of actual Additional Rent from Landlord, (ii) during Landlord's normal business hours, (iii) at the place where Landlord maintains its records (or such other place as Landlord shall deliver the appropriate records) and (iv) only after Landlord has received thirty (30) days prior written notice. Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, during the course of such audit, which shall be conducted during normal business hours in Landlord's office. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, or for Tenant's employees or agents to conduct such audit. Tenant shall require its auditor to complete the audit within ninety (90) days after Landlord makes available its books and records reflecting Additional Rent. Notwithstanding anything herein to the contrary, if the audit reflects that any item of Operating Expenses was overstated, Tenant may also audit Landlord's books and records for the previous two (2) calendar years with respect to such overstated items. Tenant shall reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord as result of complying with the requests of Tenant's auditors. All information obtained by Tenant or Tenant's auditor as a result of any audit shall be treated as confidential except in any litigation or other dispute resolution proceeding between Landlord and Tenant. Prior to finalizing its report, Tenant's auditor shall present its findings and a draft report to Landlord for review, and Landlord may discuss the findings with the auditor and offer comments, explanations and suggested changes to the report as Landlord believes appropriate. Tenant's auditor's final report and determinations set forth therein ("Tenant's Auditor's Report"), if prepared in accordance with this subparagraph, shall be binding on Landlord and Tenant. If Tenant's Auditor's Report reflects that Tenant paid less Additional Rent than was due for the audited calendar year, Tenant shall within sixty (60) days after receipt of such report pay to Landlord the amount of such underpayment. If Tenant's Auditor's Report reflects that Tenant paid excess Additional Rent for the audited calendar year, Landlord shall allow Tenant a credit against the next accruing installment of Additional Rent in the amount of such overpayment or if the Lease has expired or terminated, Landlord shall pay such overpayment to Tenant within sixty (60) days after receipt of Tenant's Auditor's Report. Tenant shall bear the cost of any audit performed on behalf of Tenant hereunder unless Tenant's Auditor's Report accurately reflects that Tenant paid Additional Rent in excess of one hundred two percent (102%) of the Additional Rent that was actually due for the audited calendar year, in which case Landlord shall pay for the reasonable, out-of-pocket cost of such audit (exclusive of travel expenses) within thirty (30) days after receiving an invoice thereof.

2.204 Real Estate Tax Protest. With regard to Section 41.413 of the Texas Tax Code, Tenant hereby waives its rights under the provisions of Section 41.413 of the Texas Tax Code (or any successor thereto). In consideration therefor, Landlord agrees to contest Taxes assessed against the Premises and/or the Building where and to the extent a reasonably prudent property owner of comparable property would do so if the owner itself had to bear all property taxes without reimbursement by tenants.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefore and without deduction or setoff, unless otherwise expressly provided to the contrary herein.

SECTION 2.4 LATE CHARGES; INTEREST RATE. If any Rent under this Lease shall not be paid within five (5) days of the date such payment is due, a "Late Charge" of five cents ($0.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments; provided, however, that Landlord will waive such Late Charge for the first late payment in any calendar year if Tenant makes such payment within five (5) business days after receipt of notice of such failure. Furthermore, any amount due from Tenant to Landlord which is not paid within ten (10) days after the date due shall bear interest at the lower of (i) twelve percent (12%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid; provided, however, that Landlord will waive any such interest for the first late payment in any calendar year if Tenant makes such payment within five (5) business day after receipt of notice of such failure, and further provided that no interest shall be assessed on any Late Charge.

ARTICLE 3
SECURITY DEPOSIT

If a Security Deposit is specified in the Basic Lease Information, Tenant will pay Landlord on the date of this Lease such Security Deposit as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If a default by Tenant shall occur under this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Landlord shall use, apply or retain all or any part of the Security Deposit as provided for above, Tenant shall restore the Security Deposit to the amount set forth in the Basic Lease Information within thirty (30) days after receipt of notice from Landlord. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, including an end of Term walk through with the Landlord, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date.

ARTICLE 4
OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use. Without limiting the foregoing, Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting Tenant's use and occupancy of the Premises. Tenant will not do or permit any thing which may disturb the quiet enjoyment of any other tenant of the Property. Tenant shall not permit the occupancy of the Premises to exceed a ratio of more than one (1) person per 250 square feet of Premises Rentable Area.

4.102 Landlord's Compliance Obligation. Landlord shall comply with all laws, statutes, ordinances, orders and regulations relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.101). Landlord shall be responsible for compliance with the Disability Acts in the Common Area. In connection with the foregoing, Landlord represents and warrants to Tenant that, as of the Commencement Date, the Building and the Premises shall be in compliance with all applicable laws, including without limitation the Disability Acts, all applicable fire and life safety codes and laws, and all laws respecting Hazardous or Toxic Materials (collectively, "Environmental Laws").

4.103 Hazardous and Toxic Materials.

(a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements (individually and collectively, "Hazardous or Toxic Materials").

(b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials, except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, and (ii) such materials are handled and disposed of in accordance with all Environmental Laws. If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.103 or otherwise contaminate the Premises or the Property, then, at Landlord's election, either Tenant or Landlord shall clean, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards, and in the event Tenant performs such work, Tenant shall repair any damage to the Premises or the Property within such period of time as may be reasonable under the circumstances after written notice by Landlord (collectively, "Tenant's Environmental Corrective Work") and within thirty (30) days after receiving an invoice, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord to perform such Tenant's Environmental Corrective Work. Tenant's obligations under this subsection 4.103(c) shall survive the expiration or earlier termination of this Lease.

(c) Landlord represents that it has no current knowledge of the presence of, and Landlord shall not knowingly dispose of at the Premises or any other portion of the Property, any Hazardous or Toxic Materials that would materially and adversely affect Tenant's access, use or occupancy of the Premises or otherwise pose any material risk or material threat to the health, safety or welfare of Tenant or any of its employees or guests.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with all rules and regulations applying to tenants in the Building and the Garage (the "Rules and Regulations") as may be adopted and uniformly applied from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. Landlord reserves the right, without approval from Tenant, but subject to the provisions of this Section 4.2, to rescind, supplement and amend any Rules and Regulations and to waive any Rules and Regulations with respect to any tenant or tenants so long as Landlord uses reasonable efforts to apply the Rules and Regulations uniformly among the tenants of the Property, and so long as any change in the Rules and Regulations does not increase the liabilities or diminish the rights granted to Tenant in this Lease. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit D. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall prevail. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations.

SECTION 4.3 **ACCESS.** Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises during Normal Business Hours upon reasonable notice to Tenant, which notice may be oral, to inspect the Premises, to show the Premises to prospective lenders or purchasers, and to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease and, during the last six (6) months of the Lease Term, to show the Premises to prospective tenants. Landlord shall take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises, and Tenant shall have the right to have a representative of Tenant accompany Landlord in connection with any such entry. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes.

SECTION 4.4 **QUIET POSSESSION.** Provided Tenant timely pays Rent and performs all of the covenants, conditions and provisions on Tenant's part to be performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

SECTION 4.5 **PERMITS.** Landlord shall obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant's Improvements. If any additional governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement is made to the Premises by Tenant, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

ARTICLE 5
UTILITIES AND SERVICES

SECTION 5.1 **SERVICES TO BE PROVIDED.**

Landlord agrees to furnish to the Premises the utilities and services described in subsections 5.101 through 5.107 below. As used in this Lease, "<u>Normal Business Hours</u>" shall mean <u>7:00</u> A.M. to <u>7:00</u> P.M. Monday through Friday, and <u>8:00</u> A.M. to <u>1:00</u> P.M. Saturday, except for New Year's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day, Christmas Day, and any other national holiday observed by most businesses in the same market area as the Building.

5.101 <u>Elevator Service</u>. Landlord shall provide automatic elevator facilities during Normal Business Hours, except during emergencies, and shall have at least one (1) elevator available for use at all other times.

5.102 <u>Heat and Air Conditioning</u>. During Normal Business Hours, the heating and air conditioning system for use for the Premises (the "HVAC System") shall be designed to be capable of maintaining, within tolerances normal in first class office buildings, summer inside space conditions of 75 degrees dry bulb and 50% relative humidity when outside conditions are not greater than 95 degrees, and winter inside space conditions of 70 degrees when the outside temperature is not lower than 10 degrees, with such adjustments as may be reasonably necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, mandatory guidelines or mandatory standards relating to, among other things, energy conservation. Upon reasonable advance request from Tenant, Landlord shall make available to the Premises, at Tenant's expense, heat or air conditioning during periods in addition to Normal Business Hours. Tenant shall submit to Landlord a list of all personnel who are authorized to make such requests. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be $25.00 per hour for the initial twelve (12) months of the Term of this Lease and thereafter the charge may be increased from time to time by Landlord in response to cost increases in providing such additional service, provided, however that such cost shall never be more than Landlord's actual costs of providing such service.

5.103 <u>Electricity</u>.

(a) Landlord shall furnish to the Premises electric power equal to (8) watts per square feet of Premises Rentable Area, of which not in excess of six (6) watts per square foot of Premises Rentable Area shall be available for Tenant's lighting and for electrical outlets to operate Tenant's office equipment. Tenant, however, shall be solely responsible for the cost of any electricity consumed at the Premises in excess of six (6) watts per square foot of Premises Rentable Area (such consumption is herein called "<u>Excess Electrical Consumption</u>").

(b) Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises (a "<u>Consumption Survey</u>") or install one or more submeters ("<u>Submeters</u>") to measure electrical usage within the Premises or a particular floor of the Premises. If the Consumption Survey or Submeters reflect Excess Electrical Consumption, then (i) Tenant shall be responsible for the costs of the Consumption Survey and/or Submeters, (ii) Tenant shall pay to Landlord, as additional Rent, the product of (A) the kilowatts of Excess Electrical Consumption during the period in question times (B) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed at the Property during such period (such product is herein called the "<u>Excess Electrical Cost</u>"), and (iii) Landlord shall have the right to install, at Tenant's expense, permanent Submeters to measure the electrical consumption within the Premises. If Landlord installs permanent Submeters as permitted hereunder, Tenant shall, from time to time thereafter within ten (10) days after receiving an invoice from Landlord, pay to Landlord any Excess Electrical Cost reflected by such Submeters and all reasonable and documented costs incurred by Landlord to maintain, repair and read the Submeters.

5.104 <u>Water</u>. Landlord shall furnish cold water for drinking and cleaning and hot and cold water for lavatory and kitchen (if applicable) purposes only, at the points of supply generally provided in the Building.

5.105 Janitorial Services. Landlord shall provide janitorial services to the Premises five (5) days per week, comparable to that provided in other Comparable Buildings.

5.106 Common Areas. Landlord shall perform routine maintenance and repair in the Common Areas and shall otherwise maintain and repair the Building's structural components and the Building Systems (hereinafter defined) as provided in this Lease.

5.107 Bulbs and Ballasts. As necessary, Landlord shall provide bulbs, ballasts and fixtures in the Premises which are standard for the Building ("Building Standard"). Landlord shall also provide non-Building Standard bulbs, ballasts and fixtures, provided Tenant shall pay Landlord's standard charge therefor. All amounts due under this subsection for such non-Building Standard and replacement bulbs, ballasts and fixtures shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

5.108 Access Control. Access control security system (including security card readers in the Building and Garage elevators) to control after hours access into the Building, the Premises and the Garage, and a staffed security/reception desk, twenty-four (24) hours per day and seven (7) days per week.

5.109 Window Washing. Exterior and interior window washing no less than twice each calendar year.

5.110 Extermination. Extermination services as reasonably required.

Landlord agrees that the above-described services and maintenance of the Building and its components, including the Common Areas, shall be comparable to services and maintenance provided to other Comparable Buildings.

SECTION 5.2 ADDITIONAL SERVICES. In addition to the charges set forth in subsections 5.102, 5.103(b), and 5.107, Landlord may impose a reasonable charge for any other services provided by Landlord by reason of any use of the services at any time other than Normal Business Hours or beyond the levels or quantities that Landlord agrees herein to furnish, including but not limited to, cooling or ventilating for Tenant's telephone equipment, computers or other equipment.

SECTION 5.3 SERVICE INTERRUPTION.

5.301 Service Interruption/Waiver of Landlord Liability. Landlord shall not be liable for and, except as provided in subsection 5.302 below, Tenant shall not be entitled to any abatement or reduction of Rent by reason of, interruption of any of the foregoing services when such interruption is caused by circumstances beyond Landlord's reasonable control, nor shall any such interruption be construed as an eviction (constructive or actual) of Tenant or as a breach of the implied warranty of suitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption), or be in default hereunder, as a result of any such interruption or results or effects thereof.

5.302 Limited Right to Abatement of Rent. If any portion of the Premises becomes unfit for occupancy because of any interruption of service as required under subsections 5.101 through 5.104 above and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, and if the Premises remain unfit for occupancy and are actually unoccupied because of such failure for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding three (3) consecutive days after written notice by Tenant to Landlord, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such three (3) day period until such portion is again fit for occupancy. In addition, in the event that any essential Building service (which shall include ventilation, heating and air conditioning, passenger elevator service, access to the Building, water, sewer service, and electricity) is interrupted, suspended or terminated and such service failure impairs Tenant's normal business operations in the Premises (an "Essential Service Failure") and such interruption is not restored for a period of ten (10) consecutive days, Tenant shall be entitled to two (2) days' abatement of Rent for each further day of such Essential Service Failure. Moreover, if the same Essential Service Failure occurs more than three (3) times in any twelve (12) month period (no matter how quickly Landlord may have cured the prior 2 Essential Service Failures (a "Chronic Essential Service Failure"), Tenant shall be entitled to three (3) days' abatement of Rent for each further day or partial day of any further Chronic Essential Service Failure. (i.e., at the time of the next Chronic Essential Service Failure, Rent abatement will commence immediately, and Tenant will be entitled to 3 days' Rent abatement, if it is cured in less than 24 hours, 6 days' Rent abatement if it is cured within 24-48 hours, and so on).

SECTION 5.4 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 6
MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall maintain the exterior walls and roof and load bearing elements of the Building and perform routine maintenance of the Building systems, including, without limitation, the electrical, plumbing, HVAC and life safety systems serving the Building (collectively, the "Building Systems") and in the Common Areas. Except for load bearing elements of the Building and portions of the Building Systems located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 Tenant's Obligation. Tenant shall, at Tenant's sole cost and expense, except to the extent that any such item is Landlord's responsibility pursuant to Section 6.1 above, (i) maintain and keep the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances, supplemental HVAC units, data and phone cables, satellite dishes, antennas and any and all other equipment which is a part of or serves the Premises) in good repair and condition, ordinary wear and tear and damage by casualty excepted, and (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors. All repairs and replacements performed by or on behalf of Tenant shall be performed diligently, in a good and workmanlike manner and in accordance with applicable governmental laws, rules, regulations.

6.202 Rights of Landlord. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain and repair the Premises in good order, condition and repair, Landlord shall have the right, after giving Tenant notice and a reasonable opportunity to cure, to perform such maintenance, repairs and replacements, and Tenant shall pay Landlord, as additional Rent, the reasonable and documented cost thereof plus a construction management fee of five percent (5%) of such cost.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord's Construction Obligations. Landlord's sole construction obligations under this Lease are as set forth in Exhibit C attached hereto.

6.302 Alteration of Building. Landlord shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Property (including, without limitation, structural elements and load bearing elements within the Premises and to enclose and/or change the arrangement and/or location of driveways or parking area or landscaping or other Common Areas of the Property), all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the "Reserved Right"). When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable and will use all commercially reasonable efforts to minimize any disruption to Tenant and its business operations in the Premises.

6.303 Alterations and Installations by Tenant. Except with respect to Minor Alterations (hereinafter defined), Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, make any alterations to, or install any equipment or machinery of any kind (other than office equipment and unattached personal property) on the Premises (all such alterations are herein collectively referred to as "Installations"). All work performed by Tenant or its contractor relating to the Installations shall be performed diligently and in a good and workmanlike manner, and shall conform to applicable governmental laws, rules and regulations, and all reasonable rules for performing work in the Building. Upon completion of the Installations, other than Minor Alterations, Tenant shall deliver to Landlord "as built" plans in a format reasonably acceptable to Landlord. Except for minor alterations if Landlord performs any Installations after completion of the Tenant's Improvements (as defined in the Work Letter), Tenant shall pay Landlord, as additional Rent, the reasonable cost thereof plus a construction management fee of five percent (5%) of such cost; provided, however, the construction management fee set forth in the Work Letter shall apply to the initial Tenant's Improvements. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless prior to construction of the Installations and as a condition of Landlord's approval thereof, Landlord requires that same be removed by Tenant at Tenant's sole cost and expense upon termination or expiration of this Lease. **TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT, UNLESS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS.** Subject to the provisions of Section 4.3 hereof, Landlord will have the right to inspect periodically the work on the Premises and may require changes in the method or quality of the work if necessary to cause the work to comply with the requirements of this Lease. Notwithstanding the foregoing, Tenant may make non-structural alterations in the Premises without Landlord's prior consent, provided that the estimated cost of any such alteration is less than $10,000 in any one instance ("Minor Alterations").

ARTICLE 7
INSURANCE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.

(a) Total Destruction. If the Building or the Garage should be totally destroyed by fire or other casualty or if either the Building the Garage (or any portion thereof) or the Premises should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the date of such damage or destruction to the Building, the Garage or the Premises, as applicable, Landlord shall within thirty (30) days of the casualty provide written notice of its opinion to Tenant, and either Landlord or Tenant may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within one hundred eighty (180) days. Tenant shall exercise its termination right pursuant to this subsection 7.1(a), if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within one hundred eighty (180) days or that the Premises will be unfit for

occupancy or inaccessible by reasonable means for at least one hundred eighty (180) days after commencement of repairs to the Building.

(b) Partial Destruction. If neither Landlord nor Tenant elects to terminate this Lease pursuant to subsection 7.1(a), then Landlord shall promptly commence (and thereafter pursue using best efforts) the plans and specifications for the repair of the Building, the Garage and/or the Premises (including Tenant's Improvements except as set forth in the next sentence) and thereafter diligently pursue repairing the Building, the Garage and/or the Premises to substantially the same condition which existed immediately prior to the occurrence of the casualty. To the extent the Tenant's Improvements include any items required to be insured by Tenant under subsection 7.201(b) below, Landlord shall have the obligation to repair such items only to the extent the proceeds of such insurance are disbursed to Landlord for such repair.

(c) Limitation in Landlord's Obligations; Abatement of Rent. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personal property or any other improvements (except Tenant's Improvements to the extent set forth in subsection (b) above), which may have been placed by Tenant within the Building, the Garage or the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, however, if the casualty in question was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any.

(d) Termination Resulting from Mortgagee's Use of Proceeds. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust or mortgage on the Building and the Garage should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant.

(e) Insurance Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building, the Garage or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201 Types of Coverage. From and after the date of this Lease, Tenant will carry, at its expense, the insurance set forth in paragraphs (a), (b), and (c) of this subsection.

(a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to provide coverages of not less than $2,000,000.00 per occurrence and $2,000,000.00 annual aggregate, with a deductible reasonably acceptable to Landlord. All insurance coverage required under this subparagraph (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease to the extent such indemnity would be covered by commercial general liability insurance. Additionally, each policy evidencing the insurance required under this subparagraph shall extend to the Tenant's indemnification obligations provided in this Lease. Additionally, each such policy of insurance required under this subsection shall expressly insure both Tenant and, as additional insureds, Landlord and the property manager.

(b) Property Insurance. Property insurance on a special perils basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all tenant owned fixtures, equipment and leasehold improvements, and other personal property located in the Premises and endorsed to provide adequate value replacement cost coverage. Such policy will be written in the name of Tenant. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

(c) Workers Compensation' and Employer's Liability Insurance. Worker's compensation insurance together with employer's liability insurance in an amount at least $1,000,000.00.

(d) Hired and Non-Owned Auto Liability Insurance. Hired and Non-Owned Auto Liability Insurance covering Tenant and its employees and agents in an amount of at least $500,000 per occurrence.

7.202 Other Requirements of Insurance. All such insurance will be issued and underwritten by companies with and AM Best rating of AVIII or better and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company's giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid simultaneously by the insurance company for Landlord's loss, and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203 Proof of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certified copies of all policies of insurance required by this Section 7.2 or duly executed, original certificates of such insurance evidencing in-force coverage. Further, at least fifteen (15) days prior to the expiration of the policy in question, Tenant shall deliver to Landlord a certified copy of a renewal policy or a duly executed, original certificate of insurance evidencing the renewal of each insurance policy required to be maintained by Tenant hereunder.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301 Property Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of all risk extended

coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302 Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Building against claims for personal or bodily injury, or death, or property damage resulting from the negligence of the Landlord or Property Manager or their agents, occurring upon, in or about the Building to afford protection to the limit of not less than $2,000,000 per occurrence, and $2,000,000 annual aggregate. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

7.303 Other Requirements. Any insurance provided for in this Section 7.3 may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall not be named as an additional insured on any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES OR IF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES WOULD OTHERWISE BE LIABLE UNDER STRICT LIABILITY), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTION 7.201 AND SUBSECTION 7.301 ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subsection 7.201 and Subsection 7.301 above. If a party waiving rights under this Section 7.4 is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without limiting the foregoing waivers and to the extent permitted by applicable law, each of the parties hereto, on behalf of their respective insurance companies insuring the property of such party against loss, waive any right of subrogation that such party or Property Manager or its respective insurers may have against the other party or its respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such waivers.

SECTION 7.5 TENANT'S GENERAL INDEMNITY. **TENANT** will defend and hold harmless Landlord, Property Manager, and their respective officers, directors, employees and agents from and against all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, reasonable attorneys' fees and court costs (each, a "Landlord Claim") which are suffered by, recovered from or asserted against Landlord or Property Manager and arise from or in connection with (I) the use or occupancy of the Premises, (II) any accident, injury or damage occurring in or at the premises, or (III) any breach by Tenant of any representation or covenant in this Lease, including without limitation, Tenant's failure to comply with all applicable laws; provided, however, such indemnification shall not include any Landlord claim waived by Landlord under Section 7.4 above, or any Landlord claim to the extent caused by the negligence or willful misconduct of Landlord or Property Manager or their respective officers, directors, employees or agents or the breach by Landlord of any of its obligations under this Lease.

SECTION 7.6 LANDLORD'S GENERAL INDEMNITY. **LANDLORD** will defend, indemnify and hold harmless Tenant and its officers, directors, employees and agents from and against all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, reasonable attorneys' fees and court costs (each, a "Tenant Claim") which are suffered by, recovered from or asserted against Tenant and arise from or in connection with (I) any accident, injury or damage occurring in or at the Property to the extent caused by the negligence or willful misconduct of Landlord, Property Manager or their respective employees, agents or contractors, or (II) any breach by Landlord of any representation or covenant in this Lease; provided, however, such indemnification shall not include any Tenant claim waived by Tenant under Section 7.4 above, or any Tenant claim to the extent caused by the negligence, or willful misconduct of Tenant or its officers, directors, employees or agents or the breach by Tenant of any of its obligations under this Lease.

ARTICLE 8
CONDEMNATION

If the Property or any portion thereof that, in Landlord's or Tenant's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property or the Premises shall be taken or condemned for public purposes, or sold to a condemning authority in lieu thereof, then either party may, at its option, terminate this Lease on the effective date of such taking by delivering written notice thereof to the other party on or before ten (10) days after the effective date of the taking, condemnation or sale in lieu thereof. If neither Landlord nor Tenant elects to exercise such termination right, then this Lease shall continue in full force and effect, provided that if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Premises Rentable Area. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant shall, however, have the right to recover from such

authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation and removal of Tenant's physical property.

ARTICLE 9
LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and Tenant shall defend indemnify and hold harmless Landlord from and against any and all claims, causes of action, damages and expenses (including reasonable attorneys' fees) arising from or in connection with any such liens. If Tenant shall not, within ten (10) business days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 2.4 above.

ARTICLE 10
TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises.

ARTICLE 11
SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Except as otherwise permitted by Section 11.2, Section 11.3 and Section 11.4 below, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any person or business entity, or any combination thereof, other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment made by Tenant shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant, not to exceed $1,500.00 in connection with any particular request, will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

SECTION 11.2 LANDLORD'S RIGHTS. If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing, the name of the proposed subtenant or assignee, the nature of the proposed subtenant's or assignee's business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the "Required Information"). Landlord shall, within fifteen (15) days after Landlord's receipt of the Required Information, deliver to Tenant a written notice (a "Landlord Response") in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not in default hereunder (beyond the expiration of any applicable notice and cure periods) and Landlord has received all Required Information. The reason for which Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment includes but is not limited to (i) Landlord's determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, using Landlord's reasonable and uniformly enforced standards, (ii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use or Section 4.1 hereof, (iii) the proposed subtenant or assignee is a governmental entity, a school, a training facility, a medical related use or a telemarketing operation, (iv) the proposed subtenant's or assignee's primary business is prohibited by an non-compete clause then affecting the Building, (v) the proposed subtenant or assignee is a tenant of the Building, unless Landlord is unable to accommodate such tenant's need for space in the Building), or Landlord is currently and actively negotiating with the proposed subtenant or assignee to become a tenant of the Building, or (vi) such subtenant or assignee shall not meet the creditworthiness standards applied by Landlord generally in the selection of tenants for the Building, using Landlord's reasonable and uniformly enforced standards (but taking into consideration the fact that Tenant remains liable under this Lease).

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. If this Lease or any part hereof is assigned or the Premises or any part thereof are sublet, Landlord may at its option, and upon any default by Tenant hereunder which continues beyond any applicable notice and cure periods, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or subtenant to make such payment of rent directly to Landlord upon receipt of notice from Landlord, and Tenant agrees that any such payments made by an assignee or subtenant to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or subtenant. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant, Landlord may, at its option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease.

SECTION 11.4 TRANSFERS WITHOUT LANDLORD'S CONSENT. Notwithstanding the foregoing, Tenant may assign

this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without Landlord having any Landlord's Suspension/Termination Right, to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that Tenant remains liable under this Lease and that the Affiliate assumes in writing all of Tenant's obligations under this Lease.

ARTICLE 12
TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 **SALE OF THE PROPERTY.** In the event of any transfer of title to the Property, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that the transferee expressly assumes in writing all obligations of Landlord hereunder accruing after the date of such transfer and further provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 **SUBORDINATION, ATTORNMENT AND NOTICE.** This Lease is subject and subordinate (i) to each lease of all or any portion of the Property wherein Landlord is the tenant and to the lien of each mortgage and deed of trust encumbering all or any portion of the Property, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created, (ii) to any and all advances (including interest thereon) to be made under each such lease, mortgage or deed of trust and (iii) to all modifications, consolidations, renewals, replacements and extensions of each such lease, mortgage or deed of trust; provided that the foregoing subordination to any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises, attorn to and recognize such purchaser, assignee or lessor as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at foreclosure as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, within ten (10) business days after the written request of Landlord, or any such mortgagee, trustee, lessor, purchaser or assignee, Tenant shall execute and deliver whatever commercially reasonable instruments may be required for such purposes and to carry out the intent of this Section 12.2. Landlord will make best efforts prior to the Commencement Date, provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement from its current mortgagee in the form attached hereto as Exhibit G.

SECTION 12.3 **TENANT'S ESTOPPEL CERTIFICATE.** Tenant shall, within ten (10) business days after the written request of Landlord or any mortgagee of Landlord (whether under a mortgage or deed of trust), without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property related to this Lease, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through the date specified in the certificate; this Lease has not been modified or amended except as set forth in the statement; Tenant is not aware that Landlord is in default or that Landlord has failed to fully perform all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party with respect to this Lease. If Tenant is unable to make any statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue.

ARTICLE 13
DEFAULT

SECTION 13.1 **DEFAULTS BY TENANT.** The occurrence of any of the events described in subsections 13.101 through 13.103 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent. With respect to the first payment of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make such payment to Landlord within five (5) business days after Landlord gives Tenant written notice specifying that the payment was not made when due; with respect to any other payment of Rent during such twelve (12) month period, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102 Failure to Perform Other Obligations. Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after Landlord gives Tenant written notice of such failure, provided that if such failure by its nature cannot be cured within such thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully cures the failure within sixty (60) days after Landlord gives such written notice to Tenant.

13.103 Continual Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), after having been given two (2) such notices in the trailing twelve (12) month period, no notice being required for any such third failure.

13.104 Bankruptcy, Insolvency, Etc. Tenant or any Guarantor (i) becomes or is declared insolvent according to any law, (ii) makes a transfer in fraud of creditors according to any applicable law, (iii) assigns or conveys all or a substantial portion of its property for the benefit of creditors or (iv) files a petition for relief, or is the subject of an order for relief, under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law") or a receiver or trustee is appointed for Tenant or Guarantor or its property;

the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; or any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; provided, however, no action described in this subsection 13.103 shall constitute a default by Tenant if Tenant or Guarantor shall vigorously contest the action by appropriate proceedings and shall remove, vacate or terminate the action within sixty (60) days after the date of its inception.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 Termination of Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including with limitation, accrued Rent to the date of termination and Late Charges, plus (a) interest thereon at the rate established under Section 2.4 above from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, (b) the unamortized cost of (i) Tenant's Improvements, (ii) brokers' fees and commissions, (iii) attorneys' fees, (iv) moving allowances, equipment allowances and (vi) any other reasonable costs incurred by Landlord in connection with making or executing this Lease, (c) the reasonable cost of recovering the Premises, and (d) the reasonable costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant).

13.202 Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, but acting at all times in compliance with all applicable laws, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate) without terminating this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises, and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, subject to any obligation to mitigate damages imposed by applicable law or this Lease. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such termination is also given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord. Landlord shall have the affirmative obligation to mitigate any damages as a result of any default of Tenant hereunder, which duty shall include, at a minimum, using commercially reasonable efforts to re-let the Premises after any such default.

13.203 Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefore, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, **WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE, BUT EXCLUDING ANY DAMAGES INCURRED AS A RESULT OF THE GROSS NEGLIEGENCE OR WILLFUL MISCONDUCT OF LANDLORD.**

13.204 Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

13.206 Mitigation of Damages. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.201 or 13.202 or otherwise, it is understood and agreed that:

(a) Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

(b) Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary

leasing commissions, tenant improvements (or allowances therefor) and legal fees for the negotiation of a lease with a new Tenant.

(c) Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(d) Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to prospective tenant.

(e) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time no one can reasonably expect Landlord to collect anything from reletting.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant gives written notice to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant stating that (a) Landlord is in breach of this Lease and (b) describing the breach with specificity, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within such thirty (30) day period and is thereafter diligently pursued until cured.

SECTION 13.4 LANDLORD'S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered (and including any rental, sales, insurance or condemnation proceeds) and Landlord shall not be liable for any deficiency. In no event shall either party be liable to the other party for consequential or special damages by reason of a failure to perform (or a default) by such other party hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as above provided. Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind, unless in any instance the same are as a result of the gross negligence or willful misconduct of Landlord, which (a) are caused by (i) tenants or any persons either in the Premises or elsewhere in the Building (unless occurring in the Common Areas and caused by Landlord's negligence), (ii) occupants of property adjacent to the Building or Common Areas, (iii) the public, or (iv) the construction of any private, public or quasi-public work, or (b) are caused by any theft or burglary at the Premises or the Property.

ARTICLE 14
NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery (b) expedited delivery service, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, each with proof of delivering on a business day addressed as set forth in the Basic Lease Information, or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, mail or electronic mail, as of the date of first attempted delivery at the address and in the manner provided herein. Reference is made to Section 13.3 of this Lease for other provisions governing notices.

ARTICLE 15
MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known provided, however, if Landlord changes the street address of the Building, it shall reimburse Tenant for the reasonable costs of re-printing Tenant's then current supply of stationery, business cards and other printed material bearing Tenant's address at the Building within thirty (30) days after receipt of invoice therefor.

SECTION 15.2 SIGNAGE. Landlord shall maintain an electronic tenant directory in the main Building lobby, and shall provide Tenant one identification strip in such directory, setting forth Tenant's name and location. Tenant shall not otherwise inscribe, paint, affix, or display any signs, advertisements or notices on or in the Building or the Premises which are visible from outside the Premises, except for such tenant identification information approved in advance by Landlord and installed adjacent to the access door or doors to the Premises. Landlord may withhold approval of any Tenant sign if necessary, in Landlord's discretion, to preserve aesthetic standards for the Building. All signs permitted hereunder shall constitute Installations and shall be subject to the provisions of subsection 6.303, including without limitation Landlord's rights under such subsection to perform and charge for the work necessary to complete Installations.

SECTION 15.3 NO WAIVER. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No waiver by Landlord or Tenant of any breach by the other party shall be deemed a waiver of any subsequent breach of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a future waiver thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or

payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 **APPLICABLE LAW.** This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 **COMMON AREAS.** "Common Areas" shall mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, the Garage, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities as are designated by Landlord from time to time as Common Areas. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations and the Parking Agreement attached hereto as Exhibit F. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises.

SECTION 15.6 **SUCCESSORS AND ASSIGNS.** Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 **BROKERS.** Each of Landlord and Tenant warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than that referenced in Section 17 of the Basic Lease Information ("Tenant's Broker"), and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Each of Landlord and Tenant agrees to defend, indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to the indemnifying party and not so named and claiming to be entitled to a commission by, through or under the indemnifying party. Landlord has agreed to pay the fees of Tenant's Broker strictly in accordance with and subject to the terms and conditions of a separate written commission agreement.

SECTION 15.8 **SEVERABILITY.** If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 **EXAMINATION OF LEASE.** Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 **TIME.** Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease. If any date provided under this Lease for performance of an obligation or expiration of a time period is a Saturday, Sunday or a holiday generally recognized by businesses, the obligation shall be performed or the time period shall expire, as the case may be, on the next succeeding business day. The "date of this Lease" shall mean the date of execution hereof by the last of Landlord and Tenant, as set forth on the signature page.

SECTION 15.11 **DEFINED TERMS AND MARGINAL HEADINGS.** The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.12 **AUTHORITY.** Landlord and Tenant and each person signing this Lease on behalf of such party represents to the other party as follows: Such party, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Such party, if a limited liability company, is duly organized and legally existing under the laws of the state of its organization and is duly qualified to do business in the State of Texas. Such party, if a partnership or joint venture, is duly organized under the Texas Revised Partnership Act. Such party, if a limited partnership is duly organized under the Texas Revised Limited Partnership Act, or, if organized under the laws of a state other than Texas, is qualified under the Texas Revised Limited Partnership Act. Such party, has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of such party is authorized to do so. The foregoing representation in this Section 15.12 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Landlord or Tenant, as the case may be.

SECTION 15.13 **FORCE MAJEURE.** Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes which are beyond the reasonable control of such party; provided, however, in no

event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14 **NO RECORDING.** This Lease shall not be recorded.

SECTION 15.15 **PARKING.** Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16 **ATTORNEY'S FEES.** In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 **SURVIVAL OF INDEMNITIES.** Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18 **FINANCIAL STATEMENTS.** Tenant warrants and represents that the information provided to Landlord prior to entering into this Lease, if any, is a true and accurate financial disclosure to Landlord of Tenant's current financial condition. During the Term of the Lease, Tenant shall, within ten (10) days after receipt of written notice, provide to Landlord, including but not limited to, a current financial statement and balance sheet (collectively referred to as "Financial Information"). Such information shall be represented, in writing by Tenant, to be true and accurate and in accordance with applicable law. Landlord may make such request no more than one (1) time in any twelve (12) month period except as may be requested in connection with a proposed financing or sale of the Building. In the event Tenant is in default pursuant to Article 13 of this Lease (beyond the expiration of any applicable notice and cure periods), then Landlord may make such request upon each such occurrence. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. The obligation of Tenant under this paragraph is a material obligation of Tenant's tenancy under the Lease.

SECTION 15.19 **ENTIRE AGREEMENT.** This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

GP Park II, LLC

By: Granite Properties, Inc.
Its: Manager

Date: 3/12/08

By: ______________________
Jim Kirchhoff
Director of Leasing

TENANT:

AirSure Limited, LLC

Date: 3-18-08

By: ______________________
Name: ______________________
Title: ______________________

EXHIBIT "A"

LAND LEGAL DESCRIPTION

Lot 5, Block A Granite Park Phase II, City of Plano, County of Collin, State of Texas.

EXHIBIT B

Premises Floor Plan

(Premises crosshatched below and not to scale)


KEY PLAN
WALL TYPE LEGEND
EXISTING CONSTRUCTION
NEW WALL
NOT FOR CONSTRUCTION
SDA
SCALE: NTS
SHEET #: 1 OF 1
DATE: 01.31.2008

EXHIBIT C

WORK LETTER

1. **Plans.**

1.1 Space Plan. As soon as possible, but in any event no later than 5 days after the date of Tenant's execution and delivery of this Lease to Landlord, Landlord's designated space planner, at Landlord's expense, shall prepare and deliver to Tenant a space plan for the Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Such space plan shall include a "test fit" space plan. Tenant will at all times cooperate with Landlord's space planner, furnishing all reasonable information and material concerning Tenant's organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable layout of the Premises. Tenant will approve or disapprove in writing the space plan within five (5) business days after receipt from Landlord and, if disapproved, Tenant shall provide Landlord and Landlord's space planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan on or before the end of such five (5) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan").

1.2 Design and Color Scheme. Within ten (10) days after approval of the Space Plan by Tenant and Landlord, Tenant and its representatives shall meet with Landlord's space planner and engineer, at Tenant's expense, but subject to payment from the Finish Allowance (hereinafter defined) as more fully set forth below, to arrive at an acceptable design of and color scheme for the Premises (such design and color scheme, when approved by Landlord and Tenant, is herein referred to as the "Design and Color Scheme") and an acceptable product specification list for all materials, products, finishes and work that Tenant desires to use that are not Building Standard (such product specification list, when approved by Landlord and Tenant, is herein referred to as the "Above Standard Product Specification List"). For purposes hereof, the term "Building Standard" (herein so called) shall mean those certain component elements utilized in the design and construction of improvements in the Building that have been pre-selected by Landlord to ensure uniformity of quality, function and appearance throughout the Building (which elements may include, but are not limited to, ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures and HVAC components). The Design and Color Scheme shall, in Landlord's reasonable judgment, (i) conform to the design criteria from time to time established by Landlord for the Building and (ii) be compatible with the design and colors of existing finished space in the Building. The Above Standard Product Specification List shall in all events be reasonably acceptable to Landlord and delays in construction of Tenant's Improvements caused by the specification of a material, product, finish or type of work included in the Above Standard Product Specification List shall constitute Tenant Delay.

1.3 Compliance With Disability Acts. Tenant shall promptly provide Landlord and Landlord's space planner and/or architect, as applicable, with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant, the Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts.

1.4 Construction Plans. Within fifteen (15) business days after approval of the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List by Landlord and Tenant, Landlord's space planner and engineer, at Tenant's expense, but subject to payment from the Finish Allowance as more fully set forth below, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's Improvements requested pursuant to the Space Plan, the Design and Color Scheme and the Above Standard Product Specification List (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building Standard heating, ventilation and air conditioning equipment and controls. Within three (3) business days after Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and, if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the Construction Plans are approved by Tenant; provided that if Tenant fails to respond in any three (3) business day period or such Construction Plans are not approved by Tenant prior to April 15, 2008 and so long as Landlord meets all of its committed plan delivery times in this Agreement, Tenant shall be deemed to have caused a Tenant Delay.

1.5 Changes to Approved Plans. If any redrawing or re-drafting of either the Space plan, the Design and Color Scheme, the Above Standard Product Specification List or the Construction Plans is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.6 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

2. **Construction and Costs of Tenant's Improvements**

2.1 Construction Obligation and Finish Allowance. Landlord agrees to obtain no less than three (3) different competitive bids from three (3) general contractors to construct Tenant's Improvements. Landlord shall provide Tenant with an allowance up to $ 28.00 per rentable square foot of the Premises (the "Finish Allowance") which allowance shall be for Tenant's Improvements only (including any architectural, engineering, space planning or other similar fees) and which allowance shall be disbursed by Landlord, from time to time, for payment of the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements (the "Contract Sum"), and the fees of the preparer of the Construction Plans. (the foregoing costs are collectively referred to as the "Permitted Costs"). All accounting for Tenant Improvement construction will be on an "open book" basis. Any excess funds remaining in the allowance shall be applied toward a reduction in rental rate or towards hard and soft costs, including architecture, design, construction, engineering and professional fees, and voice and data cabling.

2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of Tenant's Improvements, advise Tenant of the Excess Costs, if any, and the Contract Sum. Tenant shall have five (5) business days from and after the receipt of such advice within which to approve or disapprove the Contract Sum and Excess Costs. If Tenant fails to respond regarding same by the expiration of the third such business day, then Tenant shall be deemed to have approved the proposed Contract Sum and Excess Costs. If Tenant disapproves the Contract Sum and Excess Costs within such five (5) business day period, then Tenant shall either reduce the scope of Tenant's Improvements such that there shall be no Excess Costs or, at Tenant's option, Landlord shall obtain two (2) additional bids, provided that each day beyond such five (5) business day period and until the rebid is accepted by Tenant shall not constitute a Tenant Delay hereunder. Subject to the last sentence of this subsection, the foregoing process shall continue until a Contract Sum and resulting Excess Costs, if any, are accepted or deemed accepted by Tenant. Landlord and Tenant must approve (or be deemed to have approved) the Contract Sum for the construction of Tenant's Improvements in writing prior to the commencement of construction.

2.3 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten (10) business days following such filing fails to cause same to be released of record by payment or posting of a proper bond or files suit to have lien removed, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate equal to the lesser of the maximum lawful rate or twelve percent (12%) per annum from the date of payment by Landlord until the date paid by Tenant. See Paragraph 14 of the Lease Addendum attached hereto.

2.4 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to the projected Excess Costs, if any, within ten (10) business days after the later to occur of (a) commencement of construction by Landlord or (b) Tenant's receipt of Landlord's invoice therefor. Within thirty (30) days after receipt of Landlord's documented invoice therefor, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Work Letter shall be considered Rent under the terms of the Lease and nonpayment, after the expiration of any applicable notice and cure periods as set forth in the Lease, shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3. Delays. Delays in the completion of construction of Tenant's Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors, which actually delay the substantially completion of the Tenant's Improvements beyond the Commencement Date set forth in Paragraph 9 of the Basic Lease Information shall constitute "Tenant Delays" (herein so called). "Tenant Delays" shall additionally include delays caused by, and any delays caused by Tenant's selection of "long-lead time items" for installation in the Premises. In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date as set forth in Paragraph 9 of the Basic Lease Information, then the Commencement Date shall be amended to be the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date as set forth in Paragraph 10 of the Basic Lease Information shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in Paragraph 10 of the Basic Lease Information. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. Notwithstanding the foregoing, Landlord shall have no right to claim any Tenant Delay unless Landlord shall give Tenant notice of any such purported Tenant Delay within three (3) business days after discovering the same. The foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant's sole and exclusive remedies in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in Paragraph 9 of the Basic Lease Information and Tenant's right to abate Rent as provided in Section 1.201 of the Lease.

4. Substantial Completion and Punch List. The terms "Substantial Completion" and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use as set forth in Article 6 and Landlord has obtained a certificate of occupancy (or equivalent) for the Premises from the City of Plano. When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as

are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereof, and in all events will complete any such punch list items within sixty (60) days following the Commencement Date.

5. Tenant's Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry upon, and subject to, the following terms and conditions:

(a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

(b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), shall work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

(c) Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord or its contractors. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord or its contractors. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

EXHIBIT D

RULES AND REGULATIONS

1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators of the Property shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licenses of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2. No freight, furniture or bulky matter of any description, other than courier deliveries (e.g., UPS, FedEx), personal computers and other related IT equipment, and any other items which can be hand delivered, will be received into the Property or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Property by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

4. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time leave, place or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors, stairways or passageways of the Property.

5. Landlord shall have the right to prohibit any advertising by Tenant which includes the picture, name or address of the Property and which, in Landlord's opinion, tends to impair the reputation of the Property or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

6. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Property except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord. No trademark shall be displayed in any event.

7. Canvassing, soliciting or peddling in the Building and/or Property is prohibited, and Tenant shall cooperate to prevent same.

8. Landlord shall have the right to exclude any person from the Property other than during customary business hours as set forth in the Lease, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Property of any person. In case of invasion, mob, riot or public excitement, the Landlord reserves the right to prevent access to the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Property and property or persons therein.

9. Other than ordinary service providers (e.g., IT vendors and repair persons, copier repair persons, etc.), only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings equipment or any other physical portion of the Building.

10. Tenant shall not do any cooking (other than warming in a microwave oven) or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of any food or beverage to the Premises other than in connection with deliveries of sandwiches, pizza or other similar items for Tenant's employees and occasional catering of meals for meetings or other events held by Tenant at the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

11. Tenant shall not bring or permit to be brought or kept in or on the Premises or the Property any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Property.

12. Except for the installation of pictures and standard office equipment and decoration within the Premises, Tenant shall not mark, paint, drill into, or in any way deface any part of the Property or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except as otherwise provided herein or with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except

with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

13. No additional locks or bolts of any kind shall be placed on any door in the Property or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use. Landlord agrees to furnish to Tenant, at Landlord's expense, two (2) CardKeys for access to the Building during such times as the Building is not open to the public. Upon written request from Tenant, or other parties authorized by Tenant, Landlord will furnish additional CardKeys to Tenant at Tenant's expense. Should any CardKeys be lost or stolen, Tenant will immediately notify Landlord and Landlord will issue replacement CardKeys with a different computer code number. Such replacement CardKeys will be at Tenant's expense.

14. Tenant shall give prompt notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Property or of defects therein or in any fixtures or equipment, or of any known emergency in the Property.

15. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord's prior permission.

16. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

17. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

18. The requirements of Tenant will be attended to only upon application of Landlord in the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

19. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Property or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Property shall be placed and maintained by Tenant, at Tenant's expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

20. No awning, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

21. Tenant shall not place, install or operate within the Premises or any other part of the Property any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

22. No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

23. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

24. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Property.

25. Other than non-commercial desk fans, Tenant shall use no other method of heating or cooling than that supplied by Landlord.

26. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

27. Except for seeing eye or hearing ear dogs or other service animals assisting persons with disabilities, no animals, birds or fish shall be brought to or kept in or about the Property.

28. Smoking of any kind (cigarette, pipe, etc) is strictly prohibited within the Premises, Building, Common Areas (to include, but not limited to, lobbies, corridors, restrooms, elevators, stairwells, and garage) and any other areas not specifically designated as a Smoking Area by Landlord. Tenant hereby agrees that violation of this smoking prohibition by Tenant, Tenant's employees, agents, visitors or invitees (individually and collectively, "<u>Tenant Party</u>") shall be subject to a fine in the amount of One Hundred and No/100 Dollars ($100.00.) for the first violation by a Tenant Party and Two Hundred Fifty and No/100 Dollars for each subsequent violation by a Tenant Party, whether or not the violation involves the same Tenant Party or a different Tenant Party. Repeated violations of this rule shall, at Landlord's reasonable discretion, constitute a default under this Lease.

EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the ______ day of ________, 2008 between **GP Park II, LLC** ("Landlord") and AirSure Limited,LLC ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at: 5800 Granite Parkway, Plano, Texas 75024 (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the permitted Use.

3. The Commencement Date of the Lease is ___ day of _____, 20__. If the date the Commencement Date set forth in the Base Information on Page 1 of the Lease is different than the date set forth in the preceding sentence, then the Base Information on Page 1 of the Lease is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is the ____ day of __________, 20__. If the date set forth in the Base Information on Page 1 of the Lease is different than the date set forth in the preceding sentence, then the Expiration Date set forth in the Base Information on Page 1 of the Lease is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building which, if different than the Rules and Regulations attached to the Lease, are attached hereto.

6. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ________ day of ______________, 2008.

LANDLORD

GP Park II, LLC

By: Granite Properties, Inc.
Its: Manager

By: ____________________
Name: Jim Kirchhoff
Title: Director of Leasing

TENANT

AirSure Limited, LLC

By: ____________________
Name: ____________________
Title: ____________________

EXHIBIT F

PARKING AGREEMENT

1. Throughout the original Term of this Lease, Tenant shall lease from Landlord Two (2) reserved Garage permits and Forty (40) unreserved Garage permits in the Garage.

2. For each such parking permit, Tenant shall pay Landlord as monthly rent ("Parking Rent") $35.00 per month for each reserved parking permit and $0.00 per month for each unreserved parking permit. Parking Rent for additional parking permits used by Tenant throughout the Term shall be the prevailing market rent for such reserved or unreserved parking permit.

3. The Parking Rent shall be payable in accordance with the policies established by Landlord (or its agent) from time to time for payment of Parking Rent in such Garage. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces, unless caused by the negligence or willful misconduct of Landlord, its parking operator, or their respective employees, agents or contractors. Tenant shall have no further rights to (a) any parking permit not taken at the beginning of the original Term or (b) any parking permit taken at the beginning of the original Term and thereafter released by Tenant or terminated by Landlord for failure to pay Parking Rent or to comply with the other terms and conditions for the leasing of such parking permit imposed by Landlord. Upon the termination of this Lease, Tenant's rights to the parking permits then being leased to Tenant hereunder shall terminate. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, the Lease shall continue in full force and effect, and shall have the obligation to provide Tenant with substitute parking spaces for those spaces rendered unavailable within a two (2) block radius of the Garage. Landlord will procure such substitute parking as soon as reasonably practicable, but in any event within thirty (30) days after such parking spaces are rendered unavailable.

4. Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord relating to the use of the Garage by contract parking patrons. A condition of any parking shall be compliance by the parking patron with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

RULES AND REGULATIONS

1. Cars must be parked entirely within the stall lines painted on the floor.

2. All directional signs and arrows must be observed.

3. The speed limit shall be 5 miles per hour.

4. Parking is prohibited:

   (a) in areas not striped for parking
   (b) in aisles
   (c) where "No Parking" signs are posted
   (d) in cross hatched areas
   (e) in such other areas as may be designated by Landlord or Landlord's agent(s).
   (f) by tenants in Visitor, Delivery, Handicapped (except for handicapped tenants) or other specially designated parking areas

5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

9. All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

Failure to promptly pay the parking rent required hereunder or persistent failure on the part of Tenant or Tenant's designated parkers to observe the rules and regulations above shall give Landlord the right to terminate Tenant's right to use the Garage. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

EXHIBIT "G"

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: ______________, Esq. ______________ ______________ ______________

SUBORDINATION
NONDISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE: **THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.**

DEFINED TERMS

Execution Date:
Beneficiary & Address: Metropolitan Life Insurance Company, a New York corporation, and its affiliates, as applicable 10 Park Avenue Morristown, New Jersey 07962 Attn: Senior Vice President Real Estate Investments with a copy to: AirSure Limited, LLC
Tenant & Address:
Landlord & Address: 5601 Granite Parkway, Suite 800, Plano, TX 75024
Loan: A first mortgage loan in the original principal amount of $ from Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of
Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of executed by Landlord, to as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.
Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]
Property: Name: Granite Park Two Address: 5700 Granite Parkway, Plano, Texas 75024 Building Rentable Area: 256,250 RSF The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. <u>Subordination</u>. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. <u>Acknowledgements by Tenant</u>. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3. <u>Foreclosure and Sale</u>. In the event of a Foreclosure Sale,

(a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

<u>Delete if Not Applicable</u> [(d) If Beneficiary acquires title to the Property as a result of a Foreclosure Sale, the Lease shall be automatically amended as set forth in Exhibit B.]

4. <u>Subordination and Release of Purchase Options</u>. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Grantor. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5. <u>Acknowledgment by Landlord</u>. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

6. <u>Construction of Improvements</u>. Beneficiary shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises [**Note, add the following if applicable —**, except with respect to tenant improvements for renewal and/or expansion as set forth in Section ___ of the Lease.]

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability in an amount in excess of $10,000,000 and Tenant's recourse against Beneficiary shall in no extent exceed the amount of $10,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York Corporation

By ______________________________

Its ______________________________

TENANT:

AirSure Limited, LLC
a ______________________________

By ______________________________

Its ______________________________

LANDLORD:

GP Park II, LLC

By: Granite Properties, Inc.
Its: Manager

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT B

In the event of foreclosure of the Deed of Trust, or upon a sale of the Property pursuant to the power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of the foreclosure, the Lease shall be amended as follows:

State of TEXAS

County of COLLIN

On ____________, 2008 before me, __________________, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

The undersigned Guarantor to the Lease hereby consents to the foregoing Subordination, Nondisturbance and Attornment Agreement and reaffirms that the Guaranty of Lease dated ______________________ remains in full force and effect as of the date of the foregoing Subordination, Nondisturbance and Attornment Agreement.

RIDER 1

RENEWAL OPTION

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not currently in default under this Lease (beyond the expiration of any applicable notice and cure periods) and (ii) this Lease is in full force and effect, then Tenant shall have and may exercise an option to renew this Lease for all of the Premises for two (2) consecutive, successive additional terms of five (5) years (each being hereinafter referred to as a "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal, and (y) the Base Rent for the Renewal Term shall be at the Renewal Rental Rate (defined below) with respect to such Renewal Term. The "Renewal Rental Rate" with respect to each Renewal Term is hereby defined to mean the market annual rental rate per square foot of Rentable Area for the applicable space and for the time period as to which such rate is being determined, that a willing non-expansion, non-renewal, non-equity tenant would pay and a willing landlord would accept, in arm's length bona fide negotiation, for comparable space to the Premises of similar size in a comparable elevator bank in the other similar office buildings located in the Far North Dallas Tollway Plano and Frisco geographic market (the "Geographic Market") taking into account all relevant factors, including the creditworthiness of the tenant, TI, Free Rent and other concessions. The Renewal Rental Rate shall include a new base year for each Renewal Term with Base Operating Expenses being equal to Operating Expenses for the calendar year in which each Renewal Term commences and a market finish allowance in determining the Renewal Rental Rate for such Renewal Term.

2. If Tenant desires to renew the Term of this Lease pursuant to this Rider 1, Tenant must notify Landlord in writing of same (the "Renewal Notice") at least nine (9) months prior to the expiration of the Term of this Lease (he expiration of the preceding Renewal Term, as applicable). Within thirty (30) days after receipt of the Renewal Notice, Landlord shall notify Tenant in writing (the "Market Rent Notice") of Landlord's determination of the Renewal Rental Rate with respect to such Renewal Term. If Tenant agrees with the Renewal Rental Rate quoted by Landlord in the Market Rent Notice, Tenant may accept such rental rate by delivering written notice thereof to Landlord. If Tenant disagrees with the rental rate quoted by Landlord in the Market Rent Notice, Landlord and Tenant shall negotiate in good faith to attempt to agree on a rate. If Landlord and Tenant have not agreed on a Renewal Rental Rate within thirty (30) days after delivery of the Market Rent Notice, Tenant may elect, by delivery of written notice to Landlord within thirty (30) days after delivery of the Market Rent Notice, to renew and accept Landlord's rate stated in the Market Rent Notice, to not renew, or to renew and elect to have the fair market base rent determined by the appraisal process set forth in paragraph 3 herein below. If Tenant fails, within the time period prescribed above, to either (i) accept Landlord's proposed Renewal Rental Rate, or (ii), renew subject to arbitration, Tenant shall be deemed to have elected not to renew the term of this Lease.

3. If Tenant delivers to Landlord an Appraisal Notice pursuant to Paragraph 2 above, the provisions of this Paragraph 3 shall apply. Within fifteen (15) days after delivery to Landlord of an Appraisal Notice, each party at its cost and by giving notice to the other party, shall appoint an MAI-certified real estate appraiser with at least five (5) years experience appraising similar commercial properties in Collin County, Texas to appraise and set the fair market base rent for the Premises for the applicable Renewal Term. The appraisal shall be based upon the market rent for comparable office space in comparable buildings in the Geographic Market, taking into account all relevant factors, including condition and size of the Premises, length of term, creditworthiness of Tenant, extent of leasehold improvements, the basis for payment of taxes, operating expenses, electricity, and other factors affecting rent in the market. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the appraisers so appointed are unable to agree upon the Renewal Rental Rate within thirty (30) days after the appointment of the second, they shall appoint a third similarly qualified appraiser within ten (10) days after the expiration of such thirty (30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of any Collin County state court for the appointment of a third similarly qualified appraiser. Each party shall bear its own legal fees in connection with the appointment of the third appraiser and shall bear one-half of any other cost of appointment of third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within twenty (20) days after the appointment of the third appraiser, the two fair market rentals that are nearest to one another in amount shall be added together, divided by two, and the resulting quotient shall be the Renewal Rental Rate for the Premises for the applicable Renewal Term, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease.

4. Notwithstanding anything contained in this Rider 1 to the contrary, if Tenant fails to deliver the Renewal Notice at least nine (9) months prior to the expiration of the Term of this Lease (or the expiration of the preceding Renewal Term, as applicable), Tenant shall be deemed to have elected not to extend this Lease beyond the current term hereof, and Tenant's option to extend (and any remaining unexercised options to extend) shall be void.

RIDER 2

CAP ON CERTAIN OPERATING EXPENSES

For the purpose of determining Additional Rent, Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences by more than six percent (6%) per year on a non-cumulative non-compounded basis (i.e., each calendar year shall be viewed separately, such that Operating Expenses, exclusive of Non-Capped Operating Expenses, will never increase by more than 6% over the Operating Expenses of the prior year, even if Operating Expenses did not increase more than 6% in a prior calendar year). It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all Utility Expenses, Real Estate Taxes and Insurance Premiums.

RIDER 3

EXCLUSIONS FROM OPERATING EXPENSES

Notwithstanding any contrary provision in subsection of the Lease, "Operating Expenses" shall not include any of the following:

(i) Costs for which Landlord actually receives reimbursement by insurance, condemnation awards, warranties or otherwise,

(ii) Expenses incurred in leasing or procuring new tenants, including advertising expenses or leasing commissions Paid to agents of Landlord or other brokers.

(iii) Costs (other than Permitted Capital Pass Through Costs) of renovating or constructing space for Tenant or other tenants or renovating space vacated by Tenant or other tenants.

(iv) Income, capital stock, estate, inheritance, franchise or other taxes payable by Landlord unless the same shall have been levied as a substitute for or supplement of real property taxes.

(v) Depreciation of the Building or Landlord's personal property at the Building.

(vi) Interest on debt or amortization payments on any mortgage or deed of trust, rental under any prime lease or similar rental under any other superior lease or sublease.

(vii) Any wages, salaries or other compensation paid to any employee not employed for or on behalf of the Building. To the extent wages, salaries or other compensation are billed to the Building for any employee not employed by Landlord full time on behalf of the Building, Landlord shall reasonably prorate such employees time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations.

(viii) Dividends paid by Landlord.

(ix) Costs of alterations and capital improvements which could not be expenses under generally accepted accounting principles.

(x) The costs incurred to remove or otherwise abate asbestos or hazardous substances from the Building.

(xi) That portion of any payment made to an affiliate of Landlord that is in excess of the amount which would have been paid in the absence of such relationship.

(xii) the costs for repairs or maintenance that are reimbursed by others, including, without limitation, reimbursement made on warranty claims.

(xiii) Costs or fees relating to the defense of Landlord's title to or interest in the Building, the Property, or any part thereof.

(xiv) Legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for financings, refinancings or sales of the Building, the Property, or any part thereof.

(xv) The cost (including legal fees) of any disputes, between Landlord or any employee or agent of Landlord, and any mortgagee(s) or ground lessor(s).

(xvi) Costs incurred for use of any portion of the Building or Property for special events or private events,.

(xvii) Overtime and other costs of curing defaults by Landlord or performing work which is required to be performed by Landlord at Landlord's sole cost and expense.

(xviii) Costs of signage which is not intended to generally benefit all tenants of Building.

(xix) Entertainment expenses and travel expenses of Landlord, its employees or agents.

(xx) Costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

(xxi) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of the other tenants in the Building, and/or of any applicable laws that would not have incurred but for such violation by Landlord, its employees agents and/or contractors, it being intended that each party shall be responsible for the costs resulting form its own violation of such leases and laws as that same shall pertain to the Building.

(xxii) Penalties for late payment, including, without limitation, taxes, equipment leases, etc.

(xxiii) Costs or expenses for museum quality for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of the same.

(xxiv) Cost of correcting or repairing defects in the Building and/or any the Garage, and/or equipment or the replacement of defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

RIDER 4

TENANT'S RIGHT OF FIRST REFUSAL

For purposes of this Rider 3, the area within the Building described in Attachment 1 attached to this rider is hereinafter referred to as the "ROFO Space". Prior to leasing any of the ROFO Space, Landlord shall deliver to Tenant a written statement ("Statement") which shall reflect Landlord's and the prospective tenant's agreement with respect to rent, term, finish allowance, tenant inducements and a description of the ROFO Space. Tenant shall have five business (5) days notice after receipt of Landlord's notice to either lease the ROFO Space described in Landlord's notice or refuse to lease the same. Failure of Tenant to respond shall be deemed a refusal to lease such ROFO Space. If Tenant elects to lease such ROFO Space. Landlord and Tenant shall execute an amendment which shall add such ROFO Space to this Lease if prior to the end of the eighteenth (18th) calendar month following the Commencement Date (the "Set Terms Period"), on the same terms and conditions as the original lease, except for pro-rata reduction in the Tenant Improvement Allowance. After the expiration of the Set Terms Period, the terms and conditions and Rent shall be the same as stated in Landlord's Statement to Tenant. If, however, Tenant refuses to lease such ROFO Space covered by said offer within five (5) business days of Landlord's notice, Tenant shall not thereafter have any rights hereunder with regard to the space offered and declined, unless (a) Landlord does not lease such space within 180 days after Tenant declines to take such space, or (b) the offer terms are materially modified from the terms previously offered to Tenant (and for purposes hereof, any change in the economic terms that results in an effective reduction in the economics of the transaction by 5% or more shall be deemed material), in which case Landlord shall not lease such space without first re-offering it to Tenant pursuant to the terms of this Rider 3.

Tenant's rights hereunder are subject conditioned upon Tenant not being in default under this Lease (beyond the expiration of any applicable notice and cure periods) any subletting or assignment by Tenant, other than to an affiliate shall terminate Tenant's rights contained herein.

ATTACHMENT 1
ROFO SPACE


GRANITE PARK OFFICE TOWER
Granite

event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14 **NO RECORDING.** This Lease shall not be recorded.

SECTION 15.15 **PARKING.** Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16 **ATTORNEY'S FEES.** In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 **SURVIVAL OF INDEMNITIES.** Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18 **FINANCIAL STATEMENTS.** Tenant warrants and represents that the information provided to Landlord prior to entering into this Lease, if any, is a true and accurate financial disclosure to Landlord of Tenant's current financial condition. During the Term of the Lease, Tenant shall, within ten (10) days after receipt of written notice, provide to Landlord, including but not limited to, a current financial statement and balance sheet (collectively referred to as "Financial Information"). Such information shall be represented, in writing by Tenant, to be true and accurate and in accordance with applicable law. Landlord may make such request no more than one (1) time in any twelve (12) month period except as may be requested in connection with a proposed financing or sale of the Building. In the event Tenant is in default pursuant to Article 13 of this Lease (beyond the expiration of any applicable notice and cure periods), then Landlord may make such request upon each such occurrence. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. The obligation of Tenant under this paragraph is a material obligation of Tenant's tenancy under the Lease.

SECTION 15.19 **ENTIRE AGREEMENT.** This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

GP Park II, LLC

By: Granite Properties, Inc.
Its: Manager

Date: 3/25/08

By: [signature]
Jim Kirchhoff
Director of Leasing

TENANT:

AirSure Limited, LLC

Date: 3-18-08

By: [signature]
Name:
Title:

event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.14 **NO RECORDING.** This Lease shall not be recorded.

SECTION 15.15 **PARKING.** Exhibit F attached hereto sets forth agreements between Landlord and Tenant relating to parking.

SECTION 15.16 **ATTORNEY'S FEES.** In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.17 **SURVIVAL OF INDEMNITIES.** Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.18 **FINANCIAL STATEMENTS.** Tenant warrants and represents that the information provided to Landlord prior to entering into this Lease, if any, is a true and accurate financial disclosure to Landlord of Tenant's current financial condition. During the Term of the Lease, Tenant shall, within ten (10) days after receipt of written notice, provide to Landlord, including but not limited to, a current financial statement and balance sheet (collectively referred to as "Financial Information"). Such information shall be represented, in writing by Tenant, to be true and accurate and in accordance with applicable law. Landlord may make such request no more than one (1) time in any twelve (12) month period except as may be requested in connection with a proposed financing or sale of the Building. In the event Tenant is in default pursuant to Article 13 of this Lease (beyond the expiration of any applicable notice and cure periods), then Landlord may make such request upon each such occurrence. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any information that is disclosed by Tenant. The obligation of Tenant under this paragraph is a material obligation of Tenant's tenancy under the Lease.

SECTION 15.19 **ENTIRE AGREEMENT.** This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease effective as of the Date of Lease set forth in the Basic Lease Information.

LANDLORD:

GP Park II, LLC

By: Granite Properties, Inc.
Its: Manager

Date: 3/21/08

By: ______________________
Jim Kirchhoff
Director of Leasing

TENANT:

AirSure Limited, LLC

Date: 3-18-08

By: ______________________
Name: ______________________
Title: ______________________

EXHIBIT C

GUARANTY OF SUBLEASE

THIS GUARANTY OF SUBLEASE (this "Guaranty") is made as of the [22nd] day of [June], 2011 (the "Effective Date"), by I.D. Systems, Inc., a Delaware corporation (the "Guarantor") to AirSure Limited, LLC, a Colorado limited liability company (the "Sublessor").

RECITALS

WHEREAS, Sublessor has been requested by Asset Intelligence, LLC (the "Sublessee"), a Delaware limited liability company.to enter into that certain Sublease Agreement dated contemporaneously herewith (as amended from time to time, the "Sublease"), whereby Sublessor would sublease unto Sublessee, and Sublessee would hire and rent from Sublessor, the premises (the "Premises") particularly described and set forth in the Sublease, in that certain building located at 5700 Granite Parkway, Plano, Texas 75024; and

WHEREAS, as a condition to Sublessor entering into the Sublease, and as an essential part of the consideration therefor, Sublessor has required the Guarantor to enter into this Guaranty; and

WHEREAS, the Guarantor owns all of the beneficial ownership interest in Sublessee and will derive special benefit from Sublessor entering into this Lease.

Capitalized terms used in this Guaranty and not defined herein shall have the meanings given to them in the Sublease or Master Lease, as the case may be.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Sublessor to execute the Sublease, the Guarantor agrees as follows:

1. Additional Definition. In addition to the terms elsewhere defined in this Guaranty, in the Sublease or in the Master Lease the following term has the following meaning with respect to the provisions of this Guaranty:

> "Obligations" means, collectively, all obligations of Sublessee under the Sublease, including but not limited to Sublessee's obligation to pay all Basic Rent and Additional Rent due and owing under the Sublease.

2. Warranties and Representations. The Guarantor warrants and represents to Sublessor that (a) the Guarantor is duly authorized to execute and deliver this Guaranty, which is enforceable in accordance with its terms; and (b) the making and performance of this Guaranty by the Guarantor will not result in any breach of any term, condition or provision of, or constitute a default under, any contract, agreement or other instrument to which the Guarantor is a party or by which the Guarantor may be bound, or result in a breach of any regulation, order, writ, injunction or decree of any court or any commission, board or other administrative agency entered in any proceeding to which the Guarantor is a party or by which the Guarantor may be bound.

3. Guaranty of Payment and Performance. Subject to the terms, conditions and limitations of this Guaranty, the Guarantor hereby irrevocably and unconditionally guarantees the punctual payment, performance and fulfillment of all of the Obligations and hereby agrees to fully defend, indemnify and hold the Sublessor harmless from and against any proximate, reasonable and direct cost, claim, liability, damage or expense (including, but not limited to, reasonable attorneys' fees) which Sublessor incurs in the event Sublessee does not punctually pay, perform and/or fulfill all of the Obligations. This Guaranty is a guaranty of payment and not of collection.

4. Waiver. The Guarantor waives and renounces any and all homestead exemption rights against the Obligations and also waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty.

5. Guaranty Is Direct. This Guaranty is direct and immediate and may be enforced without prior resort by Sublessor to any right of dispossession or other remedies it may have under the Sublease or against Sublessee or any other person or against any security or collateral and without the necessity of any suit or proceedings by Sublessor of any nature whatsoever against Tenant. The Guarantor's obligations under this Guaranty are independent of the obligations of Sublessee , and a separate action or actions may be brought and prosecuted against the Guarantor, whether or not action is brought against Sublessee or whether or not Sublessee is joined in such action or actions.

6. Guaranty is Absolute. This Guaranty is absolute and is not conditioned in any way upon the genuineness, validity, regularity or enforceability of the Sublease or the Obligations.

7. Survival of Obligations. For the purposes of this Guaranty, the Obligations shall survive the termination of the Sublease in accordance with its terms or by reason of a default by Sublessee, whether or not the Obligations actually survive such termination, and the Guarantor shall remain bound to perform its obligations under this Guaranty notwithstanding such termination.

8. No Right of Setoff. The Guarantor shall not set up or claim any defense, counterclaim, setoff or other objection of any kind to any demand or claim, or to any action or proceeding, at law, in equity or otherwise, made or brought at any time hereunder by Sublessor.

9. Validity of Guaranty. The validity of this Guaranty, and the Guarantor's obligations hereunder, shall not be impaired, changed, released or limited in any manner whatsoever by reason of (a) the assertion or failure to assert by Sublessor against Sublessee of any of the rights or remedies of Sublessor pursuant to the Sublease or by law, (b) any impairment, change, release or limitation of the Obligations of the Sublease or any remedy for the enforcement thereof, (c) the making of any assignment by Sublessee, with or without notice to Sublessor, of its interest under the Sublease (whether or not such assignment is permitted under the Sublease and whether or not it is approved by Sublessor), (d) the sale or other transfer by Guarantor of any ownership interest of Sublessee or any change in the ownership or control of such ownership interest of Sublessee, or (e) any impairment, change, release or limitation of Sublessee's Obligations under the Sublease or otherwise by (i) the release or discharge of Sublessee in any creditors' proceedings, receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment or other proceedings, (ii) any impairment, limitation or modification of the liability of Sublessee or the estate of Sublessee in receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment, or of any remedy for the enforcement of Sublessee's liability under the Sublease, resulting from the operation of any present or future provision of the Bankruptcy Code or any other present or future statute or from the decision of any court or other tribunal or (iii) the rejection or disaffirmance of the Sublease or any Obligations thereunder in any such proceedings.

10. Changes Only in WritingThis Guaranty cannot be changed or terminated orally and may be changed or terminated only by instrument signed by Sublessor and the Guarantor.

11. Severability. If any provision of this Guaranty or its application to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Guaranty, or the applicability of such provision to other persons or circumstances, shall not be affected thereby. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by Law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

12. Estoppel Certificate. At any time and from time to time upon the written request of Sublessor, Master Landlord or Master Landlord's designee, including Master Landlord's Mortgagee, the Guarantor shall deliver to the party requesting the same a certificate executed in recordable form: (a) confirming that this Guaranty is in full force and effect; (b) stating whether or not this Guaranty has been modified or amended in any way and attaching a copy of any such modification or amendment; (c) stating whether or not there are any existing defaults under this Guaranty to the knowledge of the Guarantor, and specifying the nature of such defaults, if any; and (d) stating any other facts or provisions regarding the Guaranty which the party requesting the certificate may reasonably request.

13. Headings. The headings contained in this Guaranty are included for convenience of reference only and are not intended to modify the terms hereof.

14. Successors and Assigns. The provisions of this Guaranty shall be binding upon the Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Sublessor and its legal representatives, successors and assigns.

15. Notices. All notices or demands required or permitted to be given hereunder shall be made in writing in the same manner as set forth in the Sublease. Notices to Sublessee shall be addressed to the addresses set forth in the Sublease (as such address may be changed by Sublessor from time to time pursuant to the Sublease). Notices to the Guarantor shall be addressed to the address set forth below:

I.D. Systems, Inc.
123 Tice Blvd
Wood Cliff Lake, NJ 07677
Facsimile: 201-996-9144

16. Applicable Law. This Guaranty shall be governed, and construed in accordance with, the laws of the State of Texas.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SUBLESSOR:

AIRSURE LIMITED, LLC, a Colorado limited liability company

By: [signature]
William B. Behan,
~~Managing Director~~ CEO

Notice Address:

25548 Genesee Trail Road
Golden, Colorado 80401

SUBLESSEE:

ASSET INTELLIGENCE, LLC, a Delaware limited liability company

By: I.D. SYSTEMS, INC., a Delaware corporation, its sole member

By: [signature]
Name: Darryl T. Miller
Title: COO

Notice Address:
5465 Legacy Dr. Suite 700
Plano, TX
75024

Signature Page
Sublease Agreement

IN WITNESS WHEREOF, the undersigned Guarantor has signed and delivered this Guaranty as of the Effective Date.

I.D. SYSTEMS, INC., a Delaware corporation

By: [signature]
Name: Darryl J. Miller
Title: COO

Guaranty
Signature Page

BILL OF SALE

AirSure Limited, LLC, a Colorado limited liability company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, sell, transfer, and deliver to Asset Intelligence, LLC, a Delaware limited liability company, all of its right, title, and interest in and to those certain assets described in Exhibit "A" attached hereto and incorporated herein by this reference.

Asset Intelligence, LLC, for itself, its affiliates and successors, acknowledges and agrees that all assets transferred hereunder are sold "as is, where-is", that representatives and agents of Asset Intelligence, LLC have had the opportunity to examine all such assets and are satisfied with the same, and that AirSure Limited, LLC makes no representations or warranties concerning such assets.

This Bill of Sale may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale effective as of the 22nd day of June, 2011.

AIRSURE LIMITED, LLC, a Colorado limited liability company

By: [signature]
William B. Behan,
~~Managing Director~~ CEO WBB

ASSET INTELLIGENCE, LLC, a Delaware limited liability company

By: I.D. SYSTEMS, INC., a Delaware corporation, its sole member

By: [signature]
Name: Darryl J. Miller
Title: COO

EXHIBIT A

Quantity	Description
26	8' X 8' Herman Miller AO2 Workstations - Recovered
##	Task Criterion Chairs